FILED PURSUANT TO RULE 424(b)(2)
REGISTRATION NO. 333-256055
Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $1.00 per share	$1,500,000,000	$27,275(1)

(1)
Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended, or the Securities Act, based on the proposed maximum aggregate offering price, and Rules 456(b) and 457(r) under the Securities Act. As discussed below, pursuant to Rule 415(a)(6) under the Securities Act, this prospectus supplement includes unsold shares of common stock with an aggregate offering price of up to $1,250,000,000 that have been previously registered. No registration fee is due in connection with the offer and sale of these unsold shares of common stock under this prospectus supplement. This prospectus supplement also registers shares of common stock having a proposed maximum aggregate offering amount of up to $250,000,000, in addition to the $1,250,000,000 that have been previously registered and remain unsold pursuant to the Prior Prospectuses, as defined below. As such, as of the date of this prospectus supplement, shares of common stock having an aggregate offering price of up to $1,500,000,000 are available for offer and sale pursuant to this prospectus supplement and accompanying prospectus.

Pursuant to Rule 415(a)(6) under the Securities Act, shares of common stock with an aggregate offering price of up to $1,250,000,000 were previously registered on a prospectus supplement dated February 19, 2020, and the prospectus dated May 31, 2018 included in Registration Statement No. 333-225318 (collectively, the “Prior Prospectuses”), which shares of common stock remain unsold. In connection with the registration of such unsold shares of common stock on the Prior Prospectuses, we paid a registration fee of $162,250, which will continue to be applied to such unsold shares of common stock. Accordingly, we are paying a registration fee of $27,275 herewith, which covers the additional shares of common stock having an aggregate offering price of up to $250,000,000 that are being registered hereby.

PROSPECTUS SUPPLEMENT
(To Prospectus dated May 13, 2021)
$1,500,000,000
Healthpeak Properties, Inc.
Common Stock

We entered into an “at-the-market” equity offering sales agreement dated as of February 19, 2020, as amended on May 13, 2021 collectively referred to in this prospectus supplement as the sales agreement, with each of J.P. Morgan Securities LLC, Barclays Capital Inc., BofA Securities, Inc., Credit Agricole Securities (USA) Inc., Credit Suisse Securities (USA) LLC, Goldman Sachs & Co. LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, Scotia Capital (USA) Inc. and Wells Fargo Securities, LLC (or certain of their respective affiliates), in their capacity as Sales Agents, Forward Purchasers and/or as Forward Sellers, in each case as described below, relating to shares of our common stock offered by this prospectus supplement. We refer to these entities, when acting in their capacity as sales agents, individually as a “Sales Agent” and collectively as “Sales Agents,” and when acting in their capacity as agents for Forward Purchasers, individually as a “Forward Seller” and collectively as “Forward Sellers.”
The sales agreement provides that, in addition to the issuance and sale of the shares of our common stock by us through the Sales Agents, we may also enter into one or more forward sale agreements with one or more of the Sales Agents or their affiliates (individually, in such capacity, a “Forward Purchaser” and collectively, in such capacity, the “Forward Purchasers”). In connection with any forward sale agreement, the relevant Forward Purchaser, which in each case is either a Sales Agent or an affiliate of a Sales Agent, will, at our request, use commercially reasonable efforts, consistent with its normal trading and sales practices for similar transactions and applicable law and regulation, to borrow from third parties and, through its affiliated Forward Seller, sell a number of shares of our common stock equal to the number of shares of our common stock underlying the particular forward sale agreement. In no event will the aggregate number of shares of our common stock sold through the Sales Agents or Forward Sellers (or directly to the Sales Agents, acting as principals) under the sales agreement, under any terms agreement (as described below), and under any forward sale agreement have an aggregate gross sales price in excess of $1,500,000,000. As of the date of this prospectus supplement, we have not sold any shares of our common stock under the sales agreement. Accordingly, shares of our common stock having an aggregate offering price of up to $1,500,000,000 remain available for offer and sale pursuant to this prospectus supplement.
Sales of the shares of our common stock, if any, made through the Sales Agents, acting as our sales agents, or the Forward Sellers, acting as agents for the applicable Forward Purchasers, or directly to a Sales Agent, acting as principal, as contemplated by this prospectus supplement and the accompanying prospectus, may be made by means of ordinary brokers’ transactions on the New York Stock Exchange, or NYSE, the existing trading market for our common stock, by means of negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.
None of the Sales Agents, acting as our sales agents, or Forward Sellers, acting as agents for the applicable Forward Purchasers, is required to sell any specific number or dollar amount of shares of our common stock, but each has agreed to use its commercially reasonable efforts, as our sales agent or as agents for the applicable Forward Purchaser, as applicable, consistent with its normal trading and sales practices and applicable law and regulation and on the terms and subject to the conditions of the sales agreement, to sell the shares offered as instructed by us. The shares of our common stock offered and sold through the Sales Agents, as our sales agents, or Forward Sellers, as agents for the applicable Forward Purchaser, pursuant to this prospectus supplement and the accompanying prospectus, will be offered and sold through only one Sales Agent or Forward Seller on any given day.

Each Sales Agent will be entitled to compensation not to exceed 2.0% of the gross sales price of all shares of our common stock sold through it as sales agent under the sales agreement. In connection with any forward sale agreement, we will pay the relevant Forward Seller, in the form of a reduced initial forward sale price under the related forward sale agreement with the related Forward Purchaser, commissions at a mutually agreed rate that will not exceed 2.0% of the gross sales price of all borrowed shares of common stock sold during the applicable forward hedge selling period by it as a Forward Seller.
Under the terms of the sales agreement, we may also sell shares of our common stock to any of the Sales Agents, as principal, at a price per share to be agreed upon at the time of sale. If we sell shares directly to a Sales Agent as principal, we will enter into a separate terms agreement with that Sales Agent and we will describe the terms of the offering of those shares in a separate prospectus supplement.
The net proceeds we receive from the sale of our common stock in this offering will be the gross proceeds received from such sales less the commissions and any other costs we may incur in issuing and/or selling the shares of our common stock; provided, however, that we will not initially receive any proceeds from the sale of shares of our common stock by any Forward Seller. We expect to physically settle each forward sale agreement (by the delivery of shares of our common stock) and receive proceeds from the sale of those shares of our common stock upon one or more forward settlement dates no later than the date that is two years from entry into the applicable forward sale agreement. We may also elect to cash settle or net share settle all or a portion of our obligations under any forward sale agreement (if we conclude that it is in our best interest to do so). If we elect to cash settle any forward sale agreement, we may not receive any proceeds, and we may owe cash to the relevant Forward Purchaser in certain circumstances. If we elect to net share settle any forward sale agreement, we will not receive any proceeds, and we may owe shares of our common stock to the relevant Forward Purchaser in certain circumstances. See “Plan of Distribution.”
Our common stock is traded on the NYSE, under the symbol “PEAK.” On May 12, 2021, the last reported sales price for our common stock on the NYSE was $32.11 per share. Shares of our common stock are subject to ownership and transfer limitations that are intended to assist us in complying with the requirements to continue to qualify as a real estate investment trust, or REIT. See “Description of Capital Stock — Transfer and Ownership Restrictions Relating to Our Common Stock” in the accompanying prospectus.
Investing in our common stock involves risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement and page 2 of the accompanying prospectus and the risk factors described in our most recent Annual Report on Form 10-K for the year ended December 31, 2020, as well as the risk factors relating to our business contained in documents we file with the Securities and Exchange Commission which are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

J.P. Morgan	Barclays	BofA Securities
Credit Agricole CIB	Credit Suisse	Goldman Sachs & Co. LLC
Mizuho Securities	Morgan Stanley	RBC Capital Markets
ScotiabankWells Fargo Securities
The date of this prospectus supplement is May 13, 2021.

Prospectus Supplement
Prospectus
You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus relating to this offering prepared by or on behalf of us or to which we have referred you. Neither we, the Sales Agents, the Forward Sellers, nor the Forward Purchasers (and any of their respective affiliates) have authorized anyone to provide you with different information. Neither we, the Sales Agents, the Forward Sellers, nor the Forward Purchasers (and any of their respective affiliates) take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the Sales Agents and Forward Sellers (and any of their respective affiliates) are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. This document may only be used where it is legal to sell these securities. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus relating to this offering prepared by or on behalf of us or to which we have referred you is accurate as of any date other than the date of each document. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a registration statement that we have filed with the Securities and Exchange Commission, or SEC. This prospectus supplement adds to, updates and changes information contained in the accompanying prospectus. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.
This prospectus supplement and the accompanying prospectus incorporate by reference important business and financial information about us that is not included in or delivered with this prospectus supplement and the accompanying prospectus. You should carefully read this prospectus supplement, the accompanying prospectus, any free writing prospectus relating to this offering prepared by or on behalf of us or to which we have referred you and the documents incorporated by reference herein and therein that are described in this prospectus supplement under the heading “Where You Can Find More Information and Incorporation by Reference” and in the accompanying prospectus under the heading “Where You Can Find More Information.” If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus or any document incorporated herein or therein by reference, you should rely on the information in this prospectus supplement.
In this prospectus supplement, unless otherwise indicated herein or the context otherwise indicates, the terms “Healthpeak,” “we,” “us,” “our” and the “Company” refer to Healthpeak Properties, Inc., together with its consolidated subsidiaries; and the term “common stock” refers to shares of Healthpeak Properties, Inc. common stock. Currency amounts in this prospectus supplement are stated in United States, or U.S., dollars.
INDUSTRY AND MARKET DATA
In this prospectus supplement and the documents incorporated and deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus, we refer to information and statistics regarding, among other things, the industry, markets, submarkets and sectors in which we operate, including, among other things, estimated completion dates and costs of properties under development, and the number of square feet that could be developed. We obtained this information and these statistics from various third-party sources and our own internal estimates. We believe that these sources and estimates are reliable, but this information and these statistics (whether obtained from third-party sources or based on our internal estimates) are subject to assumptions, estimates and other uncertainties, and we have not independently verified them and cannot guarantee their accuracy or completeness.

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CAUTIONARY LANGUAGE REGARDING FORWARD-LOOKING STATEMENTS
Statements in this prospectus supplement and the information incorporated by reference in this prospectus supplement or the accompanying prospectus that are not historical factual statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements include, among other things, statements regarding our and our officers’ intent, belief or expectation as identified by the use of words such as “may,” “will,” “project,” “expect,” “believe,” “intend,” “anticipate,” “seek,” “target,” “forecast,” “plan,” “potential,” “estimate,” “could,” “would,” “should” and other comparable and derivative terms or the negatives thereof. Forward-looking statements reflect our current expectations and views about future events and are subject to risks and uncertainties that could significantly affect our future financial condition and results of operations. Forward looking statements are based on certain assumptions and analysis made in light of our experience and perception of historical trends, current conditions and expected future developments as well as other factors that we believe are appropriate under the circumstances. While forward-looking statements reflect our good faith belief and assumptions we believe to be reasonable based upon current information, we can give no assurance that our expectations or forecasts will be attained. Further, we cannot guarantee the accuracy of any such forward-looking statements contained in this prospectus supplement and the information incorporated by reference herein. Except as required by law, we do not undertake, and hereby disclaim, any obligation to update any forward-looking statements, which speak only as of the date on which they are made. As more fully set forth under “Risk Factors” in this prospectus supplement and the accompanying prospectus and under Part I, Item 1A. “Risk Factors” in our most recent Annual Report on Form 10-K and in our future filings with the SEC, risks and uncertainties that may cause our actual results to differ materially from the expectations contained in the forward-looking statements include, among other things:
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the COVID-19 pandemic and health and safety measures intended to reduce its spread;

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operational risks associated with third party management contracts, including the additional regulation and liabilities of our RIDEA lease structures;

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the ability of our existing and future tenants, operators and borrowers to conduct their respective businesses in a manner sufficient to maintain or increase their revenues and manage their expenses in order to generate sufficient income to make rent and loan payments to us and our ability to recover investments made, if applicable, in their operations;

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increased competition, operating costs and market changes affecting our tenants, operators and borrowers;

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the financial condition of our tenants, operators and borrowers, including potential bankruptcies and downturns in their businesses, and their legal and regulatory proceedings;

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our concentration of investments in the healthcare property sector, which makes us vulnerable to a downturn in a specific sector than if we invested in multiple industries;

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our ability to identify replacement tenants and operators and the potential renovation costs and regulatory approvals associated therewith;

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our property development and redevelopment activity risks, including costs above original estimates, project delays and lower occupancy rates and rents than expected;

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changes within the life science industry;

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high levels of regulation, funding requirements, expense and uncertainty faced by our life science tenants;

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the ability of the hospitals on whose campuses our MOBs are located and their affiliated healthcare systems to remain competitive or financially viable;

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our ability to maintain our or expand our hospital and health system client relationships;

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economic and other conditions that negatively affect geographic areas from which we recognize a greater percentage of our revenue;

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uninsured or underinsured losses, which could result in significant losses and/or performance declines by us or our tenants and operators;

S-iii

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our investments in joint ventures and unconsolidated entities, including our lack of sole decision making authority and our reliance on our partners’ financial condition and continued cooperation;

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our use of contingent rent provisions and/or rent escalators based on the Consumer Price Index;

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competition for suitable healthcare properties to grow our investment portfolio;

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our ability to make material acquisitions and successfully integrate them;

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the potential impact on us and our tenants, operators and borrowers from litigation matters, including rising liability and insurance costs;

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our ability to foreclose on collateral securing our real estate-related loans;

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laws or regulations prohibiting eviction of our tenants;

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the failure of our tenants and operators to comply with federal, state and local laws and regulations, including resident health and safety requirements, as well as licensure, certification and inspection requirements;

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required regulatory approvals to transfer our healthcare properties;

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compliance with the Americans with Disabilities Act and fire, safety and other health regulations;

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the requirements of, or changes to, governmental reimbursement programs such as Medicare or Medicaid;

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legislation to address federal government operations and administration decisions affecting the Centers for Medicare and Medicaid Services;

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our participation in the CARES Act Provider Relief Program and other COVID-19 related stimulus and relief programs;

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volatility or uncertainty in the capital markets, the availability and cost of capital as impacted by interest rates, changes in our credit ratings, and the value of our common stock, and other conditions that may adversely impact our ability to fund our obligations or consummate transactions, or reduce the earnings from potential transactions;

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cash available for distribution to stockholders and our ability to make dividend distributions at expected levels;

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our ability to manage our indebtedness level and covenants in and changes to the terms of such indebtedness;

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changes in global, national and local economic and other conditions;

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provisions of Maryland law and our charter that could prevent a transaction that may otherwise be in the interest of our stockholders;

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environmental compliance costs and liabilities associated with our real-estate investments;

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our ability to maintain our qualification as a real estate investment trust, or REIT;

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changes to U.S. federal income tax laws, and potential deferred and contingent tax liabilities from corporate acquisitions;

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calculating non-REIT tax earnings and profits distributions;

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ownership limits in our charter that restrict ownership in our stock;

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our reliance on information technology systems and the potential impact of system failures, disruptions or breaches;

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unfavorable litigation resolution or disputes; and

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the loss or limited availability of our key personnel.

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WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. Our SEC filings are available to the public at our website at www.healthpeak.com. The SEC also maintains a website, www.sec.gov, that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Healthpeak Properties, Inc.
The SEC allows us to “incorporate by reference” information we file with the SEC into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring you to another document that Healthpeak has filed separately with the SEC.
The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information that Healthpeak files with the SEC after the date of this prospectus supplement and that is incorporated by reference in this prospectus supplement and the accompanying prospectus will update and supersede the information included or incorporated by reference into this prospectus supplement and the accompanying prospectus. We incorporate by reference in this prospectus supplement and the accompanying prospectus the following documents (other than any portions of any such documents deemed to have been furnished and not filed in accordance with the applicable SEC rules):
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2020;

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our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021;

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our Current Reports on Form 8-K filed on January 21, 2021, January 28, 2021, April 29, 2021 and May 4, 2021 (only with respect to Item 8.01);

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those portions of our Definitive Proxy Statement on Schedule 14A filed on March 18, 2021, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020; and

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any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we sell all of the securities offered by this prospectus supplement and the accompanying prospectus or the offering is otherwise terminated.

We will provide copies, without charge, of any documents incorporated by reference in this prospectus supplement or the accompanying prospectus, excluding exhibits unless specifically incorporated by reference, to any persons to whom a prospectus supplement and the accompanying prospectus is delivered, including any beneficial owner, who requests them in writing or by telephone from:
Legal Department
Healthpeak Properties, Inc.
5050 South Syracuse Street, Suite 800
Denver, Colorado 80237
(720) 428-5050
legaldept@healthpeak.com

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SUMMARY
The information included below is only a summary and may not contain all of the information that is important to you. You should carefully read both this prospectus supplement, the accompanying prospectus and any free writing prospectus relating to this offering prepared by or on behalf of us or to which we have referred you, together with the additional information described under the heading “Where You Can Find More Information and Incorporation by Reference.”
Our Company
Healthpeak Properties, Inc., a Standard & Poor’s 500 company, is a Maryland corporation that is organized to qualify as a REIT which, together with its consolidated entities, invests primarily in real estate serving the healthcare industry in the United States. We acquire, develop, lease, own and manage healthcare real estate. Our diverse portfolio is comprised of investments in the following reportable healthcare segments: (i) life science; (ii) medical office; and (iii) continuing care retirement community (CCRC) real estate.
Our principal executive offices are located at 5050 South Syracuse Street, Suite 800, Denver, Colorado 80237, and our telephone number is (720) 428-5050.

THE OFFERING
Issuer
Healthpeak Properties, Inc., a Maryland corporation.
Securities Offered
Up to $1,500,000,000 aggregate gross sales price of shares of our common stock. As of the date of this prospectus supplement, we have not sold any shares of our common stock under the sales agreement. Accordingly, shares of our common stock having an aggregate offering price of up to $1,500,000,000 remain available for offer and sale pursuant to this prospectus supplement.
The shares of common stock offered pursuant to this prospectus supplement and the accompanying prospectus include newly issued shares that may be offered and sold by us to or through the Sales Agents, acting as our sales agents or as principal, and borrowed shares of common stock that may be offered and sold by the Forward Purchasers through their respective Forward Sellers. We will not initially receive any proceeds from any sale of borrowed shares of our common stock by a Forward Seller. For additional information, see “Plan of Distribution (Conflicts of Interest) — Sales Through Forward Sellers.”
Use of Proceeds
We intend to use the net proceeds (1) from the sale of shares of our common stock to or through the Sales Agents and (2) upon the settlement of any forward sale agreements, in each case, (a) to fund potential acquisitions, (b) to fund development and investment opportunities, or (c) for general corporate purposes, including the repayment of our outstanding indebtedness. Prior to such final use, we may temporarily invest the net proceeds in short-term investments consistent with our investment policies and qualification as a REIT. For information concerning potential conflicts of interest that may arise from the use of proceeds to repay outstanding indebtedness, see “— Conflicts of Interest” below in this section. For additional information regarding our use of the proceeds from this offering, see “Use of Proceeds” on page S-7 of this prospectus supplement.
Accounting Treatment of any Forward Sale Agreements
Before settlement of any forward sale agreement, we expect that the shares issuable upon settlement of such forward sale agreement will be reflected in our diluted earnings per share, return on equity and dividends per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share, return on equity and dividends per share is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of such forward sale agreement over the number of shares of our common stock that could be purchased by us in the market (based on the average market price during the period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the reporting period). Consequently, we anticipate there will be no dilutive effect on our earnings per share prior to physical or net share settlement of any forward sale agreement and subject to the occurrence of certain events, except during periods when the average market price of our common stock is above the applicable forward sale price.
Risk Factors
You should carefully consider the information set forth in the sections entitled “Risk Factors” beginning on page S-4 of this prospectus supplement and page 2 of the accompanying prospectus, and the “Risk Factors” section in our Annual Report on Form 10-K for the year ended December 31, 2020, as well as the other information included in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus we may provide you in connection with this offering, before deciding whether to invest in our common stock.
Conflicts of Interest
Affiliates of all of the Sales Agents are, as of the date of this prospectus supplement, lenders under our credit facility, affiliates of some or all of the Sales Agents may in the future be lenders under any new credit facility or any amendments or restatements of our existing credit facility and the Sales Agents and/or their respective affiliates may from time to time hold our debt securities or other indebtedness. To the extent that we use any of the net proceeds we receive from this offering or from settlement under any forward sale agreements we may enter into to repay loans or other indebtedness held by any of the Sales Agents or any of their respective affiliates, such Sales Agents and affiliates will receive proceeds from this offering or from settlement under any such forward sale agreements through the repayment of those loans or other indebtedness, as applicable. In addition, if we enter into a forward sale agreement with any Forward Purchaser, such Forward Purchaser will use commercially reasonable efforts, consistent with its normal trading and sales practices for similar transactions and applicable law and regulation, to borrow from third parties and sell, through the relevant Sales Agent, acting as Forward Seller, shares of our common stock to hedge such Forward Purchaser’s exposure under such forward sale agreement. All of the net proceeds from the sale of any such borrowed shares will be paid to the applicable Forward Purchaser (or one or more of its affiliates). Each Forward Purchaser will be either a Sales Agent or an affiliate of an Sales Agent. As a result, a Sales Agent or its affiliate will receive the net proceeds from any sale of borrowed shares of our common stock made in connection with any forward sale agreements. See “Plan of Distribution (Conflicts of Interest) — Conflicts of Interest” and “Plan of Distribution (Conflicts of Interest) — Other Relationships” in this prospectus supplement.
NYSE Symbol
PEAK.
Transfer Agent and Registrar
Equiniti Trust Company (“EQ” or “EQ Shareowner Services”).
For additional information regarding our common stock, see “Description of Capital Stock — Common Stock,” “Description of Capital Stock — Transfer and Ownership Restrictions Relating to Our Common Stock” and “Certain Provisions of Maryland Law and Healthpeak’s Charter and Bylaws” in the accompanying prospectus.

RISK FACTORS
Before acquiring our common stock, you should carefully consider the risk factors below and the information under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as updated by our subsequent filings under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, and in the accompanying prospectus. Each of the risks described below and in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a decrease in the value of our common stock and a partial or complete loss of your investment therein.
Risks Related to Healthpeak Common Stock
The market price and trading volume of our common stock may be volatile.
The market price of our common stock has been, and may in the future be, highly volatile and be subject to wide fluctuations. In addition, the trading volume in our common stock may fluctuate and cause significant price variations to occur. The stock market has experienced extreme price and volume fluctuations that have affected the market price of many companies in industries similar or related to ours and that have been unrelated to these companies’ operating performances. If the market price of our common stock declines significantly, you may be unable to resell your shares at a gain. We cannot assure you that the market price of our common stock will not fluctuate or decline significantly in the future. Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our common stock include:
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actual or anticipated variations in our quarterly operating results or distributions;

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changes in market valuations of similar companies;

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adverse market reaction to any increased indebtedness we may incur in the future;

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issuance of additional equity securities;

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actions by institutional stockholders;

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speculation in the press or investment community; and

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general market and economic conditions.

Future offerings of debt securities, which would rank senior to our common stock upon our liquidation, and future issuances of equity securities, which would dilute our existing stockholders and may be senior to our common stock for the purposes of dividend and liquidating distributions, may adversely affect the market price of our common stock.
We may raise additional capital through the issuance of debt or equity securities from time to time. Upon liquidation, holders of our debt securities and preferred stock, if applicable, and lenders with respect to other borrowings will be entitled to our available assets prior to the holders of our common stock. Additional equity issuances would dilute the holdings of our existing stockholders or reduce the market price of our common stock, or both. Preferred stock could have a preference on liquidating distributions or a preference on dividend payments that could limit our ability to pay dividends to the holders of our common stock. Sales of substantial amounts of our common stock, or the perception that these sales could occur, could have a material adverse effect on the price of our common stock. Because our decision to issue debt or equity securities will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, holders of our common stock bear the risk that any future offerings reduce the market price of our common stock and dilute the value of their stock holdings in us.
Risks Related to any Forward Sale Agreement
Provisions contained in a forward sale agreement could result in substantial dilution to our earnings per share and return on equity or result in substantial cash payment obligations.
If we enter into one or more forward sale agreements, the relevant Forward Purchaser will have the right to accelerate its forward sale agreement (with respect to all or any portion of the transaction under such forward sale agreement that such Forward Purchaser determines is affected by an event described below, subject to the terms of such forward sale agreement) and require us to settle on a date specified by such Forward Purchaser if:
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it or its affiliate (a) is unable to hedge its exposure under such forward sale agreement because insufficient shares of our common stock have been made available for borrowing by securities lenders or (b) would incur a stock loan cost in excess of a specified threshold to hedge its exposure under such forward sale agreement;

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we declare any dividend, issue or distribution on shares of our common stock payable in (a) cash in excess of specified amounts (unless it is an extraordinary dividend), (b) in securities of another company as a result of a spin-off or similar transaction or (c) any other type of securities (other than shares of our common stock), rights, warrants or other assets for payment at less than the prevailing market price;

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certain ownership thresholds applicable to such Forward Purchaser and its affiliates are exceeded;

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an event (a) is announced that, if consummated, would result in a specified extraordinary event (including certain mergers or tender offers, as well as certain events involving our nationalization, or insolvency, or a delisting of the shares of our common stock) or (b) occurs that would constitute a delisting or change in law; or

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certain other events of default, termination events or other specified events occur, including, among others, any material misrepresentation made in connection with such forward sale agreement or our insolvency (each as more fully described in each forward sale agreement).

A Forward Purchaser’s decision to exercise its right to accelerate the settlement of a forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the physical settlement provisions of the applicable forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share and return on equity.
We expect that each forward sale agreement will settle no later than the date that is two years from entry into such forward sale agreement. However, any forward sale agreement may be settled earlier in whole or in part at our option. Subject to certain conditions, we generally have the right to elect physical, cash or net share settlement under each forward sale agreement. Each forward sale agreement will be physically settled by delivery of shares of our common stock, unless we elect to cash settle or net share settle such forward sale agreement. Delivery of shares of our common stock upon physical settlement (or, if we elect net share settlement, upon such settlement to the extent we are obligated to deliver shares of our common stock) will result in dilution to our earnings per share and return on equity. If we elect cash settlement or net share settlement with respect to all or a portion of the shares of our common stock underlying a particular forward sale agreement, we expect the applicable Forward Purchaser (or an affiliate thereof) to purchase a number of shares of our common stock in secondary market transactions over an unwind period to:
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return shares of our common stock to securities lenders in order to unwind such Forward Purchaser’s hedge (after taking into consideration any shares of our common stock to be delivered by us to such Forward Purchaser, if applicable, in the case of net share settlement); and

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if applicable, in the case of net share settlement, deliver shares of our common stock to us to the extent required in settlement of such forward sale agreement.

The purchase of shares of our common stock in connection with a Forward Purchaser or its affiliate unwinding its hedge positions could cause the price of shares of our common stock to increase over such time (or prevent a decrease over such time), thereby increasing the amount of cash we would owe to such Forward Purchaser (or decreasing the amount of cash that such Forward Purchaser would owe us) upon a cash settlement of the relevant forward sale agreement or increasing the number of shares of our common stock we would deliver to such Forward Purchaser (or decreasing the number of shares of our common stock that such Forward Purchaser would deliver to us) upon net share settlement of the relevant forward sale agreement.

The forward sale price that we expect to receive upon physical settlement of any forward sale agreement will be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate less a spread and will be decreased based on amounts related to expected dividends on our common stock during the term of the applicable forward sale agreement. If the specified daily rate is less than the spread for a particular forward sale agreement on any day, the interest rate factor will result in a daily reduction of the forward sale price. If the prevailing market price for our common stock during the applicable unwind period under a particular forward sale agreement is above the relevant forward sale price, in the case of cash settlement, we would pay the applicable Forward Purchaser under such forward sale agreement an amount in cash equal to the difference or, in the case of net share settlement, we would deliver to such Forward Purchaser a number of shares of our common stock having a value equal to the difference. Thus, we could be responsible for a potentially substantial cash payment in the case of cash settlement of any forward sale agreement. See “Plan of Distribution (Conflicts of Interest)” for information on the forward sale agreements.
In case of our bankruptcy or insolvency, any forward sale agreement that is in effect will automatically terminate, and we would not receive the expected proceeds from the sale of our shares under any such agreement.
If we institute or a regulatory authority with jurisdiction over us institutes, or we consent to, a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or we or a regulatory authority with jurisdiction over us presents a petition for our winding-up or liquidation, or we consent to such a petition, any forward sale agreement that is then in effect will automatically terminate. If any such forward sale agreement so terminates, we would not be obligated to deliver to the relevant Forward Purchaser any shares of our common stock not previously delivered, and such Forward Purchaser would be discharged from its obligation to pay the applicable forward sale price per share in respect of any shares of our common stock not previously settled under the applicable forward sale agreement. Therefore, to the extent that there are any shares of our common stock with respect to which any forward sale agreement has not been settled at the time of the commencement of any such bankruptcy or insolvency proceedings, we would not receive the relevant forward sale price per share in respect of those shares of our common stock.
We may enter into forward sale transactions that are not part of the offering contemplated by this prospectus supplement, all of which subject us to risks similar to those described above.
We may enter into forward sale transactions in connection with public offerings or other transactions other than the offering contemplated by this prospectus supplement and the accompanying prospectus. If we enter into any forward sale transactions that are not entered into in connection with the offering contemplated by this prospectus supplement and the accompanying prospectus, those forward sale transactions also may subject us to risks that are substantially similar to the risks described above.

USE OF PROCEEDS
We intend to use the net proceeds (1) from the sale of shares of our common stock to or through the Sales Agents and (2) upon the settlement of any forward sale agreements, in each case, (a) to fund potential acquisitions, (b) to fund development and investment opportunities, or (c) for general corporate purposes, including the repayment of our outstanding indebtedness. Prior to such final use, we may temporarily invest the net proceeds in short-term investments consistent with our investment policies and qualification as a REIT. Any borrowings under any revolving credit facility that are repaid with any such net proceeds may be reborrowed, subject to customary conditions. See “Plan of Distribution (Conflicts of Interest) — Conflicts of Interest.” The precise amount and timing of the application of the net proceeds will depend upon our capital requirements and the availability of other funds.
We will not initially receive any proceeds from the sale of shares of our common stock by any Forward Seller. We expect to physically settle each forward sale agreement (by the delivery of shares of our common stock) and receive proceeds from the sale of those shares of our common stock upon one or more forward settlement dates no later than the date that is two years from entry into the applicable forward sale agreement. We may also elect to cash settle or net share settle all or a portion of our obligations under any forward sale agreement (if we conclude it is in our best interest to do so). If we elect to cash settle any forward sale agreement, we may not receive any proceeds, and we may owe cash to such Forward Purchaser in certain circumstances. If we elect to net share settle any forward sale agreement, we will not receive any proceeds, and we may owe shares of our common stock to the relevant Forward Purchaser in certain circumstances. The forward sale price that we expect to receive upon physical settlement of any forward sale agreement will be equal to the gross sales prices of all borrowed shares of common stock sold by the relevant Forward Seller in connection with such forward sale agreement during the applicable forward hedge selling period less a forward hedge selling commission not to exceed 2.0%, will be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate less a spread and will be decreased based on amounts related to expected dividends on shares of our common stock during the term of such forward sale agreement. If the specified daily rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price.
Borrowings under our credit facility in effect on the date of this prospectus supplement accrue interest at LIBOR plus a margin that depends on our credit ratings. As of May 11, 2021, we had no balance outstanding under our $2.5 billion revolving credit facility. Our revolving credit facility matures on May 23, 2023 and provides for two six-month extension options. As of May 11, 2021, we had $686 million of commercial paper outstanding with a weighted average annual interest rate of 0.25% and a weighted average maturity of 8 days.
Affiliates of all of the Sales Agents are, as of the date of this prospectus supplement, lenders under our credit facility, affiliates of some or all of the Sales Agents may in the future be lenders under any new credit facility or any amendments or restatements of our existing credit facility and the Sales Agents and/or their respective affiliates may from time to time hold our debt securities or other indebtedness. To the extent that we use any of the net proceeds we receive from this offering or from settlement under any forward sale agreements we may enter into to repay loans or other indebtedness held by any of the Sales Agents or any of their respective affiliates, such Sales Agents and affiliates will receive proceeds from this offering or from settlement under any such forward sale agreements through the repayment of those loans or other indebtedness, as applicable. In addition, if we enter into a forward sale agreement with any Forward Purchaser, such Forward Purchaser will use commercially reasonable efforts, consistent with its normal trading and sales practices for similar transactions and applicable law and regulation, to borrow from third parties and sell, through the relevant Sales Agent, acting as Forward Seller, shares of our common stock to hedge such Forward Purchaser’s exposure under such forward sale agreement. All of the net proceeds from the sale of any such borrowed shares will be paid to the applicable Forward Purchaser (or one or more of its affiliates). Each Forward Purchaser will be either a Sales Agent or an affiliate of an Sales Agent. As a result, a Sales Agent or its affiliate will receive the net proceeds from any sale of borrowed shares of our common stock made in connection with any forward sale agreements. See “Plan of Distribution (Conflicts of Interest) — Conflicts of Interest” and “Plan of Distribution (Conflicts of Interest) — Other Relationships” in this prospectus supplement.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)
We have entered into an “at-the-market” equity offering sales agreement dated as of February 19, 2020, as amended on May 13, 2021 collectively referred to in this prospectus supplement as the sales agreement, with each of J.P. Morgan Securities LLC, Barclays Capital Inc., BofA Securities, Inc., Credit Agricole Securities (USA) Inc., Credit Suisse Securities (USA) LLC, Goldman Sachs & Co. LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, Scotia Capital (USA) Inc. and Wells Fargo Securities, LLC (or certain of their respective affiliates), in their capacity as Sales Agents, Forward Purchasers and/or as Forward Sellers, in each case as described below, relating to shares of our common stock offered by this prospectus supplement. In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock having an aggregate gross sales price of up to $1,500,000,000 from time to time through the Sales Agents, acting as our sales agents, or Forward Sellers, acting as agents for the applicable Forward Purchasers, for the offer and sale of the common stock, or directly to the Sales Agents, acting as principal. As of the date of this prospectus supplement, we have not sold any shares of our common stock under the sales agreement. Accordingly, shares of our common stock having an aggregate offering price of up to $1,500,000,000 remain available for offer and sale pursuant to this prospectus supplement.
The sales agreement provides that, in addition to the issuance and sale of the shares of our common stock by us through the Sales Agents, we may also enter into one or more forward sale agreements with each Forward Purchaser. In connection with any forward sale agreement, the relevant Forward Purchaser, which in each case is either a Sales Agent or an affiliate of a Sales Agent, will, at our request, use commercially reasonable efforts, consistent with its normal trading and sales practices for similar transactions and applicable law and regulation, to borrow from third parties and, through its affiliated Forward Seller, sell a number of shares of our common stock equal to the number of shares of our common stock underlying the particular forward sale agreement.
Sales of the shares of our common stock, if any, made through the Sales Agents, acting as our sales agents, or the Forward Sellers, acting as agents for the applicable Forward Purchasers, or directly to a Sales Agent, acting as principal, as contemplated by this prospectus supplement and the accompanying prospectus, may be made by means of ordinary brokers’ transactions on the NYSE, the existing trading market for our common stock, by means of negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.
None of the Sales Agents, acting as our sales agents, or Forward Sellers, acting as agents for the applicable Forward Purchasers, is required to sell any specific number or dollar amount of shares of our common stock, but each has agreed to use its commercially reasonable efforts, as our sales agent or as agents for the applicable Forward Purchaser, as applicable, consistent with its normal trading and sales practices and applicable law and regulation and on the terms and subject to the conditions of the sales agreement, to sell the shares offered as instructed by us. The shares of our common stock offered and sold through the Sales Agents, as our sales agents, or Forward Sellers, as agents for the applicable Forward Purchaser, pursuant to this prospectus supplement and the accompanying prospectus, will be offered and sold through only one Sales Agent or Forward Seller on any given day.
Our common stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by Rule 101(c)(1) of Regulation M. If the exemptive provisions set forth in Rule 101(c)(1) of Regulation M are not satisfied with respect to us or shares or our common stock, we will promptly notify the Sales Agents, Forward Sellers and Forward Purchasers, and sales of our common stock under the sales agreement will be suspended until Rule 101(c)(1) or other exemptive provisions have been satisfied in our and the Sales Agents’, Forward Sellers’ and Forward Purchasers’ reasonable judgment.
We estimate that the total expenses related to this offering payable by us, excluding discounts and commissions payable to the Sales Agents or Forward Sellers under the sales agreement, will be approximately $500,000. We have also agreed, under certain circumstances, to reimburse the Sales Agents, Forward Sellers and Forward Purchasers for certain of their reasonable, documented out-of-pocket expenses, including fees and disbursements of their counsel, in connection with the transactions contemplated by the sales agreement. We will not initially receive any proceeds from the sale of shares of our common stock by any Forward Seller.

Sales of our common stock as contemplated by this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the relevant Sales Agent or the relevant Forward Purchaser and the relevant or Forward Seller may agree.
In connection with the sale of shares of our common stock on our behalf, each Sales Agent, Forward Seller or Forward Purchaser may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Sales Agents, Forward Sellers or Forward Purchasers may be deemed to be underwriting commissions or discounts. We have agreed in the sales agreement to indemnify each Sales Agent, Forward Seller and Forward Purchaser against specified liabilities, including liabilities under the Securities Act, or to contribute to payments a Sales Agent, Forward Seller or Forward Purchaser may be required to make in respect of those liabilities.
The offering of our common stock pursuant to the sales agreement will terminate upon the earliest of (1) the sale of the maximum aggregate amount of common stock subject to the sales agreement, (2) our providing written notice of termination under the sales agreement (which we may do at our sole discretion at any time) or (3) mutual agreement by the parties thereto. Any Sales Agent, Forward Seller or Forward Purchaser may also terminate the sales agreement at any time but only with respect to itself.
Each Sales Agent will provide written confirmation to us following the close of trading on the NYSE each day on which shares of our common stock are sold by it as sales agent for us or as sales agent for a Forward Purchaser under the sales agreement. With respect to any sales by a Sales Agent for us, each confirmation will include the number of shares sold on that day, the aggregate gross sales proceeds of the shares, the aggregate net proceeds to us and the aggregate compensation payable by us to such Sales Agent with respect to such sales. With respect to any sales by a Forward Seller, each confirmation will include the number of borrowed shares sold on that day, the aggregate net proceeds to the applicable Forward Purchaser and the then-current initial forward sale price with respect to such shares of our common stock that have been sold on that day. We will report at least quarterly the number of shares sold by or through the Sales Agents and the aggregate gross sales price thereof, the number of borrowed shares sold by the applicable Forward Sellers, the net proceeds received by us or the applicable Forward Purchaser and the compensation paid by us to the Sales Agents in connection with sales of our common stock under the sales agreement or any forward sales agreement or terms agreement during such period.
Sales Through or To Sales Agents
From time to time during the term of the sales agreement, we may instruct any of the Sales Agents to sell shares of our common stock and as to the maximum number or aggregate gross sales price of shares to be sold by such Sales Agent on such day and the minimum price per share at which shares may be sold. Upon instruction by us, and subject to the terms and conditions of the sales agreement, such Sales Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulation to sell such shares as instructed by us. The shares of our common stock offered and sold through the Sales Agents, as our sales agents, pursuant to this prospectus supplement and the accompanying prospectus will be offered and sold through only one Sales Agent on any given day. We or any such Sales Agent may suspend the offering of our common stock at any time upon proper notice to the other, upon which the selling period will immediately terminate.
Under the terms of the sales agreement, we may also sell shares of our common stock to any of the Sales Agents, as principal, at a price per share to be agreed upon at the time of sale. If we sell shares directly to a Sales Agent as principal, we will enter into a separate terms agreement with that Sales Agent and we will describe the terms of the offering of those shares in a separate prospectus supplement.
Settlement for sales of our common stock are generally anticipated to occur on the second trading day following the date on which any sales were made in return for payment of the net proceeds to us, unless we agree otherwise with the relevant Sales Agent in connection with a particular transaction. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
We will pay each Sales Agent a commission not to exceed 2.0% of the gross sales price of all shares of our common stock sold through it as sales agent under the sales agreement.

Sales Through Forward Sellers
From time to time during the term of the sales agreement, and subject to the terms and conditions set forth therein and in any related forward sale agreement we enter into, we may deliver an instruction relating to a forward sale to any Forward Seller and the applicable Forward Purchaser. Upon acceptance by a Forward Seller and the applicable Forward Purchaser of an instruction from us requesting that such Forward Seller execute sales of shares of borrowed common stock in connection with a forward sale agreement, subject to the terms and conditions of the sales agreement and the applicable forward sale agreement, the relevant Forward Purchaser or its affiliate will use commercially reasonable efforts to borrow, and the relevant Forward Seller will use commercially reasonable efforts consistent with its normal trading and sales practices to sell, the borrowed shares of our common stock on such terms to hedge the relevant Forward Purchaser’s exposure under that particular forward sale agreement. We or the relevant Forward Seller may immediately suspend such offering of our common stock at any time upon proper notice to the other; provided, however, such suspension shall not affect the parties’ obligations with respect to the delivery of shares of our common stock sold under any forward sale agreement prior to such notice. The obligation of the relevant Forward Seller under the sales agreement to execute such sales of our common stock is subject to a number of conditions, which each Forward Seller reserves the right to waive in its sole discretion.
In connection with any forward sale agreement, we will pay the relevant Forward Seller, in the form of a reduced initial forward sale price under the related forward sale agreement with the related Forward Purchaser, commissions at a mutually agreed rate that will not exceed 2.0% of the gross sales price of all borrowed shares of common stock sold during the applicable forward hedge selling period by it as a Forward Seller. We refer to this commission rate as the forward selling commission. The forward hedge selling period will be the period of one to twenty consecutive trading days determined by us in our sole discretion and as specified in the relevant instruction.
The forward sale price per share under each forward sale agreement will initially equal the product of (1) an amount equal to one minus the applicable forward selling commission and (2) the volume-weighted average price per share at which the shares of borrowed common stock were sold pursuant to the sales agreement by the relevant Forward Seller. Thereafter, the forward sale price will be subject to adjustment as described below.
Any forward sale agreement, the terms of which we do not expect to exceed two years, will provide that the forward sale price, as well as the sales prices used to calculate the initial forward sale price will be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate less a spread and will be decreased based on amounts related to expected dividends on our common stock during the term of the applicable forward sale agreement. If the specified daily rate is less than the spread for a particular forward sale agreement on any day, the interest rate factor will result in a daily reduction of the forward sale price.
Before settlement of any forward sale agreement, we expect that the shares issuable upon settlement of such forward sale agreement will be reflected in our diluted earnings per share, return on equity and dividends per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share, return on equity and dividends per share is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of such forward sale agreement over the number of shares of our common stock that could be purchased by us in the market (based on the average market price during the period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the reporting period). Consequently, we anticipate there will be no dilutive effect on our earnings per share prior to physical or net share settlement of any forward sale agreement and subject to the occurrence of certain events, except during periods when the average market price of our common stock is above the applicable forward sale price.
Except under limited circumstances described below and subject to certain conditions, we have the right to elect physical, cash or net share settlement under any forward sale agreement. We expect to physically settle each forward sale agreement by the delivery of shares of our common stock and each forward sale agreement will be physically settled by delivery of shares of our common stock, unless we elect to cash settle or net share settle such forward sale agreement. Delivery of shares of our common stock upon physical settlement (or, if we elect net share settlement, upon such settlement to the extent we are obligated to deliver shares of our common stock) will result in dilution to our earnings per share and return on equity. If we elect cash settlement or net share settlement with respect to all or a portion of the shares of our common stock underlying a forward sale agreement, we expect the applicable Forward Purchaser (or an affiliate thereof) to purchase a number of shares of our common stock in secondary market transactions over an unwind period to:
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return shares of our common stock to securities lenders in order to unwind such Forward Purchaser’s hedge (after taking into consideration any shares of our common stock to be delivered by us to such Forward Purchaser, if applicable, in the case of net share settlement); and

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if applicable, in the case of net share settlement, deliver shares of our common stock to us to the extent required in settlement of such forward sale agreement.

If the prevailing market price for our common stock during the applicable unwind period under a forward sale agreement is above the relevant forward sale price, in the case of cash settlement, we would pay the relevant Forward Purchaser under such forward sale agreement an amount in cash equal to the difference or, in the case of net share settlement, we would deliver to such Forward Purchaser a number of shares of our common stock having a value equal to the difference. Thus, we could be responsible for a potentially substantial cash payment in the case of cash settlement. If the prevailing market price for our common stock during the applicable unwind period under a forward sale agreement is below the relevant forward sale price, in the case of cash settlement, we would be paid the difference in cash by the relevant Forward Purchaser under such forward sale agreement or, in the case of net share settlement, we would receive from such Forward Purchaser a number of shares of our common stock having a value equal to the difference.
In addition, the purchase of shares of our common stock in connection with a Forward Purchaser or its affiliate unwinding its hedge positions could cause the price of shares of our common stock to increase over such time (or prevent a decrease over such time), thereby increasing the amount of cash we would owe to such Forward Purchaser (or decreasing the amount of cash that such Forward Purchaser would owe us) upon a cash settlement of the relevant forward sale agreement or increasing the number of shares of our common stock we would deliver to such Forward Purchaser (or decreasing the number of shares of our common stock that such Forward Purchaser would deliver to us) upon net share settlement of the relevant forward sale agreement. See “Risk Factors.”
A Forward Purchaser will have the right to accelerate its forward sale agreement (with respect to all or any portion of the transaction under such forward sale agreement that such Forward Purchaser determines is affected by an event described below, subject to the terms of such forward sale agreement) and require us to settle on a date specified by such Forward Purchaser if:
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it or its affiliate (a) is unable to hedge its exposure under such forward sale agreement because insufficient shares of our common stock have been made available for borrowing by securities lenders or (b) would incur a stock loan cost in excess of a specified threshold to hedge its exposure under such forward sale agreement;

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we declare any dividend, issue or distribution on shares of our common stock payable in (a) cash in excess of specified amounts (unless it is an extraordinary dividend), (b) securities of another company as a result of a spin-off or similar transaction or (c) any other type of securities (other than shares of our common stock), rights, warrants or other assets for payment at less than the prevailing market price;

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certain ownership thresholds applicable to such Forward Purchaser and its affiliates are exceeded;

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an event (a) is announced that, if consummated, would result in a specified extraordinary event (including certain mergers or tender offers, as well as certain events involving our nationalization, or insolvency, or a delisting of the shares of our common stock) or (b) occurs that would constitute a delisting or change in law; or

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certain other events of default, termination events or other specified events occur, including, among others, any material misrepresentation made in connection with such forward sale agreement or our insolvency (each as more fully described in each forward sale agreement).

A Forward Purchaser’s decision to exercise its right to accelerate the settlement of a forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the physical settlement provisions of the applicable forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share and return on equity. In addition, upon certain events of bankruptcy, insolvency or reorganization relating to us, any forward sale agreement will terminate without further liability of either party. Following any such termination, we would not issue any shares of our common stock and we would not receive any proceeds pursuant to any forward sale agreement.
Conflicts of Interest
We intend to use the net proceeds (1) from the sale of shares of our common stock to or through the Sales Agents and (2) upon the settlement of any forward sale agreements, in each case, to fund potential acquisitions, development and investment opportunities, or for general corporate purposes, including the repayment of our outstanding indebtedness. Prior to such final use, we may temporarily invest the net proceeds in short-term investments consistent with our investment policies and qualification as a REIT. Any borrowings under any revolving credit facility that are repaid with any such net proceeds may be reborrowed, subject to customary conditions. The precise amount and timing of the application of the net proceeds will depend upon our capital requirements and the availability of other funds.
As of the date of this prospectus supplement, affiliates of all of the Sales Agents are lenders and, in certain cases, agents under our credit facility. In addition, affiliates of some or all of the Sales Agents may in the future be lenders and/or agents under new credit facilities or amendments or restatements of our existing credit facility, that we may enter into from time to time, and the Sales Agents and/or their respective affiliates may from time to time hold our debt securities or our other indebtedness. As described above, any net cash proceeds we receive from this offering or from settlement under any forward sale agreements we enter into may be used to repay borrowings under any such existing or future credit facilities or any such debt securities or other indebtedness. Because affiliates of all of the Sales Agents are lenders under our credit facility and may be lenders under future credit facilities we enter into, to the extent that any net cash proceeds we receive from this offering or from settlement under any forward sale agreements are applied to repay any such borrowings, such affiliates will receive proceeds from this offering or from settlement under any such forward sale agreements through the repayment of those borrowings. Likewise, to the extent that net proceeds from this offering or from settlement under any forward sale agreements are applied to pay any other indebtedness of ours that may be held by any of the Sales Agents or any of their respective affiliates, such Sales Agents or affiliates, as the case may be, will receive proceeds of this offering or from settlement under any such forward sale agreement through the repayment of that indebtedness. The amount received by any Sales Agent and its respective affiliates, as applicable, from the repayment, if any, of those borrowings and/or that indebtedness may exceed 5% of the proceeds of this offering (not including the Sales Agents’ discounts and commissions). Nonetheless, in accordance with Rule 5121 of the Financial Industry Regulatory Authority Inc., the appointment of a qualified independent underwriter is not necessary in connection with this offering because REITs are excluded from that requirement.
If we enter into a forward sale agreement with any Forward Purchaser, such Forward Purchaser will use commercially reasonable efforts, consistent with its normal trading and sales practices for similar transactions and applicable law and regulation, to borrow from third parties and sell, through the relevant Sales Agent, acting as Forward Seller, shares of our common stock to hedge such Forward Purchaser’s exposure under such forward sale agreement. All of the net proceeds from the sale of any such borrowed shares will be paid to the applicable Forward Purchaser (or one or more of its affiliates). Each Forward Purchaser will be either a Sales Agent or an affiliate of a Sales Agent. As a result, a Sales Agent or its affiliate will receive the net proceeds from any sale of borrowed shares of our common stock made in connection with any forward sale agreements.
Other Relationships
The Sales Agents, Forward Sellers, Forward Purchasers, and their respective affiliates, are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, corporate trust, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the Sales Agents, Forward Sellers, Forward Purchasers and/or their respective affiliates have provided, and in the future may provide, a variety of these services to us and to persons and entities with relationships with us for which they have received, and in the future may receive, customary fees and expenses, and may have entered into, and in the future may enter into, other transactions with us.
In addition, in the ordinary course of their various business activities, the Sales Agents, Forward Sellers, Forward Purchasers, and their respective affiliates, officers, directors and employees, may purchase, sell, make or hold a broad array of investments and actively trade debt and equity securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment, trading and securities activities may involve or relate to assets, securities and/or instruments of ours (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. Certain of the Sales Agents, Forward Sellers, Forward Purchasers or their respective affiliates that may have lending relationships with us or, if applicable, any of our subsidiaries, may also choose to hedge their credit exposure to us or, if applicable, any such subsidiary, as the case may be, consistent with their customary risk management policies. Typically those Sales Agents, Forward Sellers, Forward Purchasers and their respective affiliates would hedge such exposure by entering into transactions, that may consist of either the purchase of credit default swaps or the creation of short positions in our securities or, if applicable, the securities of any such subsidiary. The Sales Agents, Forward Sellers, Forward Purchasers, and their respective affiliates, may also make or communicate investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or financial instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.
Other
No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the shares of our common stock, or the possession, circulation or distribution of this prospectus supplement, the accompanying prospectus or any free writing prospectus or other material or advertisements relating to us or the offering of the shares of our common stock, where action for that purpose is required. Accordingly, the shares of our common stock may not be offered or sold, directly or indirectly, and neither this prospectus supplement, the accompanying prospectus nor any free writing prospectus or other material or advertisements in connection with the offering of the shares of our common stock may be distributed or published in or from any other country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

LEGAL MATTERS
The validity of the shares of our common stock to be issued by us and offered hereby will be passed upon for us by Ballard Spahr LLP, Baltimore, Maryland. Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York represents Healthpeak in respect of the transactions contemplated by this prospectus supplement. Sidley Austin LLP, New York, New York, will act as counsel for the Sales Agents, Forward Sellers and Forward Purchasers.
EXPERTS
The consolidated financial statements, and the related financial statement schedules, incorporated herein by reference from Healthpeak Properties, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020, and the effectiveness of Healthpeak Properties, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS
Healthpeak Properties, Inc.
Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Warrants
We may from time to time offer to sell together or separately in one or more offerings:
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common stock;

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preferred stock;

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depositary shares;

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debt securities; and

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warrants.

This prospectus describes some of the general terms that may apply to these securities. We will provide the specific amounts, prices and terms of these securities in one or more supplements to this prospectus at the time of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any accompanying prospectus supplement or other offering materials carefully before you make your investment decision.
We may offer and sell these securities through underwriters, brokers, dealers or agents or directly to purchasers, or a combination thereof on a continuous or delayed basis. The securities may also be resold by selling security holders. The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of any underwriters, dealers or agents involved in the offering and any applicable fees, commissions or discount arrangements and our net proceeds for such sale.
This prospectus may not be used to sell securities unless accompanied by a prospectus supplement or a free writing prospectus.
Our common stock is listed on the New York Stock Exchange, or NYSE, under the trading symbol “PEAK.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.
Investing in our securities involves risks. You should carefully consider the risk factors incorporated herein by reference and described under the heading “Risk Factors” beginning on page 4 of this prospectus and in any accompanying prospectus supplement relating to specific offerings of securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 13, 2021.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under the shelf registration process, we may offer and sell common stock, preferred stock, depositary shares, debt securities or warrants, or any combination thereof, from time to time, in one or more offerings.
This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities we will provide a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus and any accompanying prospectus supplement or other offering materials, together with the additional information described under the heading “Where You Can Find More Information,” in making your investment decision.
You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. This document may only be used where it is legal to sell these securities.
This prospectus and any accompanying prospectus supplement or other offering materials do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, therefore, file reports and other information with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement or other offering materials about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.
You should not assume that the information contained or incorporated by reference in this prospectus, any prospectus supplement or any other offering materials is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since then.
In this prospectus, unless otherwise indicated herein or the context otherwise indicates, the terms “Healthpeak,” “we,” “us,” “our” and the “Company” mean Healthpeak Properties, Inc., together with its consolidated subsidiaries. Unless otherwise indicated, currency amounts in this prospectus are stated in United States, or U.S., dollars.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains a website, www.sec.gov, that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Healthpeak.
The SEC allows us to “incorporate by reference” information we file with the SEC into this prospectus and any accompanying prospectus supplement. This means that we can disclose important information to you by referring you to another document that Healthpeak has filed separately with the SEC.
The information incorporated by reference is considered to be part of this prospectus and any accompanying prospectus supplement. Information that Healthpeak files with the SEC after the date of this prospectus and that is incorporated by reference in this prospectus and any accompanying prospectus supplement will update and supersede the information included or incorporated by reference into this prospectus and any accompanying prospectus supplement. We incorporate by reference in this prospectus and any accompanying prospectus supplement the following documents (other than any portions of any such documents deemed to have been furnished and not filed in accordance with the applicable SEC rules):

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our Annual Report on Form 10-K for the fiscal year ended December 31, 2020;

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our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021;

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our Current Reports on Form 8-K filed on January 21, 2021, January 28, 2021, April 29, 2021 and May 4, 2021 (only with respect to Item 8.01);

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those portions of our Definitive Proxy Statement on Schedule 14A filed on March 18, 2021, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020;

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the description of our common stock contained in Exhibit 4.12 to our Annual Report on Form 10-K for the year end December 31, 2020, and any amendment or report filed for the purpose of updating such disclosure; and

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any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we sell all of the securities offered by this prospectus or the offering is otherwise terminated.

We will provide copies, without charge, of any documents incorporated by reference in this prospectus or any accompanying prospectus supplement, excluding exhibits unless specifically incorporated by reference, to any persons to whom a prospectus is delivered, including any beneficial owner, who requests them in writing or by telephone from:
Legal Department
Healthpeak Properties, Inc.
5050 South Syracuse Street, Suite 800
Denver, Colorado 80237
(720) 428-5050
legaldept@healthpeak.com
CAUTIONARY LANGUAGE REGARDING FORWARD-LOOKING STATEMENTS
Statements in this prospectus and the information incorporated by reference in this prospectus or any prospectus supplement that are not historical factual statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. Forward-looking statements include, among other things, statements regarding our and our officers’ intent, belief or expectation as identified by the use of words such as “may,” “will,” “project,” “expect,” “believe,” “intend,” “anticipate,” “seek,” “target,” “forecast,” “plan,” “potential,” “estimate,” “could,” “would,” “should” and other comparable and derivative terms or the negatives thereof. Forward-looking statements reflect our current expectations and views about future events and are subject to risks and uncertainties that could significantly affect our future financial condition and results of operations. Forward looking statements are based on certain assumptions and analysis made in light of our experience and perception of historical trends, current conditions and expected future developments as well as other factors that we believe are appropriate under the circumstances. While forward-looking statements reflect our good faith belief and assumptions we believe to be reasonable based upon current information, we can give no assurance that our expectations or forecasts will be attained. Further, we cannot guarantee the accuracy of any such forward-looking statement contained in this prospectus and the information incorporated by reference in this prospectus or any prospectus supplement. Except as required by law, we do not undertake, and hereby disclaim, any obligation to update any forward-looking statements, which speak only as of the date on which they are made. As more fully set forth under Part I, Item 1A. “Risk Factors” in our most recent Annual Report on Form 10-K and Part II, Item 1A. “Risk Factors” in our most recent Quarterly Report on Form 10-Q, these risks and uncertainties that may cause our actual results to differ materially from the expectations contained in the forward-looking statements include, among other things:
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the COVID-19 pandemic and health and safety measures intended to reduce its spread;

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operational risks associated with third party management contracts, including the additional regulation and liabilities of certain of our lease structures;

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the ability of our existing and future tenants, operators and borrowers to conduct their respective businesses in a manner sufficient to maintain or increase their revenues and manage their expenses in order to generate sufficient income to make rent and loan payments to us and our ability to recover investments made, if applicable, in their operations;
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increased competition, operating costs and market changes affecting our tenants, operators and borrowers;

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the financial condition of our tenants, operators and borrowers, including potential bankruptcies and downturns in their businesses, and their legal and regulatory proceedings;

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our concentration of investments in the healthcare property sector, which makes us vulnerable to a downturn in a specific sector than if we invested in multiple industries;

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our ability to identify replacement tenants and operators and the potential renovation costs and regulatory approvals associated therewith;

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our property development and redevelopment activity risks, including costs above original estimates, project delays and lower occupancy rates and rents than expected;

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changes within the life science industry;

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high levels of regulation, funding requirements, expense and uncertainty faced by our life science tenants;

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the ability of the hospitals on whose campuses our MOBs are located and their affiliated healthcare systems to remain competitive or financially viable;

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our ability to maintain our or expand our hospital and health system client relationships;

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economic and other conditions that negatively affect geographic areas from which we recognize a greater percentage of our revenue;

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uninsured or underinsured losses, which could result in significant losses and/or performance declines by us or our tenants and operators;

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our investments in joint ventures and unconsolidated entities, including our lack of sole decision making authority and our reliance on our partners’ financial condition and continued cooperation;

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our use of contingent rent provisions and/or rent escalators based on the Consumer Price Index;

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competition for suitable healthcare properties to grow our investment portfolio;

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our ability to make material acquisitions and successfully integrate them;

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the potential impact on us and our tenants, operators and borrowers from litigation matters, including rising liability and insurance costs;

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our ability to foreclose on collateral securing our real estate-related loans;

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laws or regulations prohibiting eviction of our tenants;

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the failure of our tenants and operators to comply with federal, state and local laws and regulations, including resident health and safety requirements, as well as licensure, certification and inspection requirements;

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required regulatory approvals to transfer our healthcare properties;

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compliance with the Americans with Disabilities Act and fire, safety and other health regulations;

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the requirements of, or changes to, governmental reimbursement programs such as Medicare or Medicaid;

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legislation to address federal government operations and administration decisions affecting the Centers for Medicare and Medicaid Services;

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our participation in the CARES Act Provider Relief Program and other COVID-19 related stimulus and relief programs;

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volatility or uncertainty in the capital markets, the availability and cost of capital as impacted by interest rates, changes in our credit ratings, and the value of our common stock, and other conditions that may adversely impact our ability to fund our obligations or consummate transactions, or reduce the earnings from potential transactions;
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cash available for distribution to stockholders and our ability to make dividend distributions at expected levels;

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our ability to manage our indebtedness level and covenants in and changes to the terms of such indebtedness;

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changes in global, national and local economic and other conditions;

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provisions of Maryland law and our charter that could prevent a transaction that may otherwise be in the interest of our stockholders;

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environmental compliance costs and liabilities associated with our real-estate investments;

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our ability to maintain our qualification as a real estate investment trust, or REIT;

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changes to U.S. federal income tax laws, and potential deferred and contingent tax liabilities from corporate acquisitions;

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calculating non-REIT tax earnings and profits distributions;

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ownership limits in our charter that restrict ownership in our stock;

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our reliance on information technology systems and the potential impact of system failures, disruptions or breaches;

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unfavorable litigation resolution or disputes; and

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the loss or limited availability of our key personnel.

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SUMMARY
The information included below is only a summary and may not contain all the information that is important to you. You should carefully read both this prospectus and any accompanying prospectus supplement, the documents incorporated by reference herein and therein and any other offering materials, together with the additional information described under the heading “Where You Can Find More Information.”
Healthpeak Properties, Inc.
Healthpeak Properties, Inc., a Standard & Poor’s 500 company, is a Maryland corporation that is organized to qualify as a REIT which, together with its consolidated entities, invests primarily in real estate serving the healthcare industry in the United States. We acquire, develop, lease, own and manage healthcare real estate. Our diverse portfolio is comprised of investments in the following reportable healthcare segments: (i) life science; (ii) medical office; and (iii) continuing care retirement community real estate.
Our principal executive offices are located at 5050 South Syracuse Street, Suite 800, Denver, Colorado 80237, and our telephone number is (720) 428-5050.

RISK FACTORS
Before making an investment decision, you should carefully consider the information under the heading “Risk Factors” incorporated by reference to our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed (and not furnished) by us with the SEC subsequent to the last day of the fiscal year covered by our most recent Annual Report on Form 10-K and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act that are also incorporated by reference into this prospectus, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any securities offered by this prospectus and any applicable prospectus supplement. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. See “Where You Can Find More Information.”

USE OF PROCEEDS
We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds in the event that the securities are sold by a selling security holder.

DESCRIPTION OF SECURITIES
This prospectus contains summary descriptions of the common stock, preferred stock, depositary shares, debt securities and warrants that we may offer and sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK
The following description summarizes the material provisions of the common stock and preferred stock we may offer. This description is not complete and is subject to, and is qualified in its entirety by reference to, our charter and our bylaws and applicable provisions of the Maryland General Corporation Law, or the MGCL. The specific terms of any series of preferred stock will be described in the applicable prospectus supplement. Any series of preferred stock we issue will be governed by our charter and by the articles supplementary related to that series. We will file the articles supplementary with the SEC and incorporate it by reference as an exhibit to our registration statement at or before the time we issue any preferred stock of that series of authorized preferred stock.
Our authorized capital stock consists of 750,000,000 shares of common stock, par value $1.00 per share, and 50,000,000 shares of preferred stock, par value $1.00 per share. The following description does not contain all the information that might be important to you.
Common Stock
As of May 11, 2021, there were 538,933,779 shares of common stock outstanding. All shares of common stock participate equally in dividends payable to holders of common stock, when, as and if authorized by our board and declared by us, and in net assets available for distribution to holders of common stock on liquidation, dissolution, or winding up. Each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of our stockholders. Holders of common stock do not have cumulative voting rights in the election of directors.
All issued and outstanding shares of common stock are, and the common stock offered by this prospectus will be upon issuance in exchange for the consideration therefor, validly issued, fully paid and nonassessable. Holders of common stock do not have preference, conversion, exchange or preemptive rights. The common stock is listed on the NYSE (NYSE Symbol: PEAK).
The Transfer Agent and Registrar for our common stock is Equiniti Trust Company (“EQ” or “EQ Shareowner Services”).
Preferred Stock
As of May 13, 2021 we had no shares of preferred stock outstanding. Under our charter, our board is authorized without further stockholder action to establish and issue, from time to time, up to 50,000,000 shares of our preferred stock, in one or more series. Our board may grant the holders of preferred stock of any series preferences, powers and rights — voting or otherwise — senior to those of holders of shares of our common stock. Our board can authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of delaying or preventing a change of control transaction that might involve a premium price for holders of shares of our common stock or otherwise be in their best interest. All shares of preferred stock will, when issued in exchange for the consideration therefor, be fully paid and nonassessable and will have no preemptive rights. The MGCL and our charter require our board to determine the terms and conditions of any series of preferred stock, including:
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the number of shares constituting such series and the distinctive designation thereof;

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the voting rights, if any, of such series;

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the rate of dividends payable on such series, the time or times when dividends will be payable, the preference to, or any relation to, the payment of dividends to any other class or series of stock and whether the dividends will be cumulative or noncumulative;

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whether there shall be a sinking or similar fund for the purchase of shares of such series and, if so, the terms and provisions that shall govern such fund;

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the rights of the holders of shares of such series upon our liquidation, dissolution or winding up;

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the rights, if any, of holders of shares of such series to convert such shares into, or to exchange such shares for, shares of any other class or classes or any other series of the same or of any other class or classes of our stock or any other securities, the price or prices or rate or rates of exchange, with such adjustments as shall be provided, at which such shares shall be convertible or exchangeable, whether such rights of conversion or exchange shall be exercisable at the option of the holder of the shares or upon the happening of a specified event and any other terms or conditions of such conversion or exchange;

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if the shares are redeemable, the prices at which, and the terms and conditions on which, the shares of such series may be redeemed; and

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any other preferences, powers and relative participating, optional or other special rights and qualifications, limitations or restrictions of shares of such series.

The terms and conditions of any particular series of preferred stock will be described in the prospectus supplement relating to that particular series of preferred stock.
Transfer and Ownership Restrictions Relating to Our Common Stock
Our charter contains restrictions on the ownership and transfer of our common stock that are intended to assist us in complying with the requirements to continue to qualify as a REIT.
Subject to limited exceptions, no person or entity may own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), more than 9.8% (by number or value of shares, whichever is more restrictive) of the outstanding shares of our common stock. Our board may, but is in no event required to, waive the applicable ownership limit with respect to a particular stockholder if it determines that such ownership will not jeopardize our status as a REIT and our board otherwise decides such action would be in our best interests.
These charter provisions further prohibit:
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any person from actually or constructively owning shares of our stock that would result in our being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a real estate investment trust (including but not limited to ownership that would result in us owning, actually or constructively, an interest in a tenant as described in Section 856(d)(2)(B) of the Internal Revenue Code if the income derived by us, either directly or indirectly, from such tenant would cause us to fail to satisfy any of the gross income requirements of Section 856(c) of the Internal Revenue Code); and

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any person from transferring shares of our capital stock if such transfer would result in shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire actual or constructive ownership of shares of our stock that will or may violate any of these restrictions on ownership and transfer is required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of the transfer on our qualification as a REIT. Under our charter, if any purported transfer of our stock or any other event would otherwise result in any person violating the applicable ownership limit or such other limit as permitted by our board, then any such purported transfer is void and of no force or effect with respect to the purported transferee as to that number of shares of our stock in excess of the ownership limit or such other limit, and the transferee will acquire no right or interest in such excess shares. Any excess shares described above are transferred automatically, by operation of law, to a trust, the beneficiary of which is a qualified charitable organization selected by us. Such automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of such violative transfer. Within 20 days of receiving notice from us of the transfer of shares to the trust, the trustee of the trust is required to sell the excess shares to a person or entity who could own the shares without violating the applicable ownership limit, or such other limit as permitted by our board, and distribute to the prohibited transferee an amount equal to the lesser of the price paid by the prohibited transferee for the excess shares or the sales proceeds received by the trust for the excess shares. Any proceeds in excess of the amount distributable to the prohibited transferee are distributed to the beneficiary of the trust. Prior to a sale of any such excess shares by the trust, the trustee is entitled to receive, in trust for the beneficiary, all dividends and other distributions paid by us with respect to such excess shares, and also is entitled to exercise all voting rights with respect to such excess shares.
Subject to Maryland law, effective as of the date that such shares have been transferred to the trust, the trustee will have the authority, at the trustee’s sole discretion:
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to rescind as void any vote cast by a prohibited transferee prior to the discovery by us that the shares have been transferred to the trust; or

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to recast such vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast such vote. Any dividend or other distribution paid to the prohibited transferee, prior to the discovery by us that such shares had been automatically transferred to a trust as described above, are required to be repaid to the trustee upon demand for distribution to the beneficiary of the trust. In the event that the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the ownership limit or such other limit as permitted by our board, then our charter provides that the transfer of the excess shares is void ab initio.
In addition, shares of common stock held in the trust shall be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of:
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the price per share in the transaction that resulted in such transfer to the trust or, in the case of a devise or gift, the market price at the time of such devise or gift; and

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the market price on the date we, or our designee, accepted the offer.

We will have the right to accept the offer until the trustee has sold the shares of stock held in the trust. Upon a sale to us, the interest of the beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee.
If any purported transfer of shares of common stock would cause us to be beneficially owned by fewer than 100 persons, such transfer will be null and void ab initio in its entirety and the intended transferee will acquire no rights to the stock.
All certificates representing shares of common stock bear a legend referring to the restrictions described above. The foregoing ownership limitations could delay, defer or prevent a transaction or a change in control of us that might involve a premium price for the common stock or otherwise be in the best interest of our stockholders.
In addition, if our board shall, at any time and in good faith, be of the opinion that direct or indirect ownership of at least 9.9% of the voting shares of capital stock has or may become concentrated in the hands of one beneficial owner, it shall have the power:
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by lot or other means deemed equitable by it to call for the purchase from any stockholder of a number of voting shares sufficient, in the opinion of our board, to maintain or bring the direct or indirect ownership of voting shares of capital stock of the beneficial owner to a level of no more than 9.9% of our outstanding voting shares; and

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to refuse to transfer or issue voting shares of capital stock to any person whose acquisition of such voting shares would, in the opinion of the board, result in the direct or indirect ownership by that person of more than 9.9% of the outstanding voting shares of our capital stock.

If our board fails to grant an exemption from this 9.9% ownership limitation, then the transfer of shares, options, warrants, or other securities convertible into voting shares that would create a beneficial owner of more than 9.9% of the outstanding voting shares shall be deemed void ab initio, and the intended transferee shall be deemed never to have had an interest in the transferred securities. The purchase price for any voting shares of capital stock so redeemed shall be equal to the fair market value of the shares reflected in the closing sales price for the shares, if then listed on a national securities exchange, or the average of the closing sales prices for the shares if then listed on more than one national securities exchange, or if the shares are not then listed on a national securities exchange, the latest bid quotation for the shares if then traded over-the-counter, on the last business day immediately preceding the day on which we send notices of such acquisitions, or, if no such closing sales prices or quotations are available, then the purchase price shall be equal to the net asset value of such stock as determined by the board in accordance with the provisions of applicable law. From and after the date fixed for purchase by the board, the holder of any shares so called for purchase shall cease to be entitled to distributions, voting rights and other benefits with respect to such shares, except the right to payment of the purchase price for the shares.
Business Combination Provisions
Our charter requires that, except in some circumstances, “business combinations” between us and a beneficial holder of 10% or more of our outstanding voting stock (a “Related Person”) be approved by the affirmative vote of at least 90% of our outstanding voting shares. A “business combination” is defined in our charter as:
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any merger or consolidation with or into a Related Person;

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any sale, lease, exchange, transfer or other disposition, including without limitation a mortgage or any other security device, of all or any “Substantial Part” (as defined below) of our assets, including any voting securities of a subsidiary, to a Related Person;

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any merger or consolidation of a Related Person with or into us;

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any sale, lease, exchange, transfer or other disposition of all or any Substantial Part of the assets of a Related Person to us;

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the issuance of any of our securities, other than by way of pro rata distribution to all stockholders, to a Related Person; and

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any agreement, contract or other arrangement providing for any of the transactions described above.

The term “Substantial Part” means more than 10% of the book value of our total assets as of the end of our most recent fiscal year ending prior to the time the determination is being made.
In addition to the restrictions on business combinations contained in our charter, Maryland law also contains restrictions on business combinations. See “Certain Provisions of Maryland Law and Healthpeak’s Charter and Bylaws — Business Combinations.”
The foregoing provisions may have the effect of discouraging unilateral tender offers or other takeover proposals which stockholders might deem to be in their interests or in which they might receive a substantial premium. Our board’s authority to issue and establish the terms of currently authorized preferred stock, without stockholder approval, may also have the effect of discouraging takeover attempts. See “— Preferred Stock.”
The foregoing provisions could also have the effect of insulating current management against the possibility of removal and could, by possibly reducing temporary fluctuations in market price caused by accumulations of shares of our common stock, deprive stockholders of opportunities to sell at a temporarily higher market price. Our board believes, however, that inclusion of the business combination provisions in our charter may help assure fair treatment of our stockholders and preserve our assets.
Transfer and Ownership Restrictions Relating to Our Preferred Stock
Our charter may contain restrictions on the ownership and transfer of preferred stock that are intended to assist us in complying with the requirements to maintain our qualification as a REIT. Subject to limited exceptions, unless otherwise provided in a prospectus supplement relating to a particular series of the preferred stock, no person or entity may own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Internal Revenue Code, more than 9.8% (by number or value of shares, whichever is more restrictive) of the outstanding shares of such series of preferred stock. Our board may, but in no event will be required to, waive the applicable ownership limit with respect to a particular stockholder if it determines that such ownership will not jeopardize our qualification as a REIT and our board otherwise decides such action would be in our best interests. The mechanics for the ownership limits on our preferred stock will be similar to the mechanics related to our common stock, as described in “— Transfer and Ownership Restrictions Relating to Our Common Stock” above, unless otherwise provided in a prospectus supplement relating to a particular series of the preferred stock.

DESCRIPTION OF DEPOSITARY SHARES
General
We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do so, we may issue receipts for depositary shares that each represent a fraction of a share of a particular series of preferred stock. The prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under one or more depositary agreements between us and a bank or trust company that meets certain requirements and is selected by us (the “bank depositary”). Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.
We have summarized some common provisions of a depositary agreement and the related depositary receipts. The description in the applicable prospectus supplement of any depositary shares we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable depositary agreement and the depositary receipts relating to any particular issue of depositary shares, which will be filed with the SEC if we offer depository shares. For more information on how you can obtain copies of any depositary agreement and the depositary receipts if we offer depositary shares, see “Where You Can Find More Information.” We urge you to read the applicable depositary agreement and the depositary receipts relating to any particular issue of depositary shares and any applicable prospectus supplement in their entirety.
Dividends and Other Distributions
If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the bank depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the bank depositary will distribute the property to the record holders of the depositary shares. However, if the bank depositary determines that it is not feasible to make the distribution of property, the bank depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.
Redemption of Depositary Shares
If we redeem a series of preferred stock represented by depositary shares, the bank depositary will redeem the depositary shares from the proceeds received by the bank depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the bank depositary may determine.
Voting the Preferred Stock
Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the bank depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the bank depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The bank depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the bank depositary deems necessary in order to enable the bank depositary to do so. The bank depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.
Amendment and Termination of the Depositary Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the bank depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the bank depositary or us only if (i) all outstanding depositary shares have been redeemed or (ii) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our Company and such distribution has been distributed to the holders of depositary receipts.
Charges of Bank Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the bank depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement.
Withdrawal of Preferred Stock
Except as may be provided otherwise in the applicable prospectus supplement, upon surrender of depositary receipts at the principal office of the bank depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the bank depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.
Miscellaneous
The bank depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the bank depositary and that we are required to furnish to the holders of the preferred stock.
Neither the bank depositary nor we will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the depositary agreement. The obligations of the bank depositary and us under the depositary agreement will be limited to performance in good faith of our duties thereunder, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.
Resignation and Removal of Bank Depositary
The bank depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the bank depositary. Any such resignation or removal will take effect upon the appointment of a successor bank depositary and its acceptance of such appointment. The successor bank depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company meeting the requirements of the depositary agreement.

DESCRIPTION OF DEBT SECURITIES
We may offer debt securities, which may be senior debt securities or subordinated debt securities and may be convertible or non-convertible, as well as secured or unsecured.
This prospectus describes certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities, will be described in the applicable prospectus supplement. We will issue debt securities under an indenture dated as of November 19, 2012 between us and The Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented from time to time (the “indenture”). The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended (the “TIA”).
The following summary of the material provisions of the indenture and the debt securities is not complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the indenture. We urge you to read the indenture, because it, and not the summary below, defines your rights as a holder of debt securities. You can obtain a copy of the indenture by following the directions described in the section entitled “Where You Can Find More Information.” Capitalized terms used in the summary below have the meanings specified in the indenture. As used in this section, references to “Healthpeak,” “the Company,” “we,” “us” or “our” mean only Healthpeak Properties, Inc., and do not include any current or future subsidiary of, or other entity controlled by, Healthpeak, except as otherwise indicated.
General
The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The prospectus supplement and any free writing prospectus we may provide you, as the case may be, relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:
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the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount;

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whether the debt securities will be senior or subordinated;

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whether the debt securities will be secured or unsecured and the terms of any securities agreement or arrangement;

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any applicable subordination provisions for any subordinated debt securities;

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the maturity date(s) or method for determining the same;

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the interest rate(s) or method for determining the same;

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the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest shall be payable in cash or additional securities;

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whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;

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redemption or early repayment provisions, including at our option or at the option of the holders;

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authorized denominations;

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if other than the aggregate outstanding principal amount, the principal amount of debt securities payable upon acceleration;

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place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the Company may be made;

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whether such debt securities will be issued in whole or in part in the form of one or more global securities and the date as of which the securities are dated if other than the date of original issuance;

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amount of discount or premium, if any, with which such debt securities will be issued;

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any covenants applicable to the particular debt securities being issued;

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any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;

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the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;

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the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

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the time period within which, the manner in which and the terms and conditions upon which the holders of the debt securities or the Company can select the payment currency;

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our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

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any restriction or conditions on the transferability of the debt securities;

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provisions granting special rights to holders of the debt securities upon occurrence of specified events;

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additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

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additions or changes to the provisions for the defeasance of the debt securities or to provisions related to satisfaction and discharge of the indenture;

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additions or changes to the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and

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any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, may constitute a single series of securities under the indenture.
We will describe in the applicable prospectus supplement any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. We will describe in the applicable prospectus supplement information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked.
U.S. federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.
We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiples of $1,000 in excess thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities
Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement or free writing prospectus, as the case may be, relating to such series. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.
The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement or free writing prospectus, as the case may be, applicable to such series. We anticipate that the following provisions will generally apply to depository arrangements.
Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by such global security beneficially owned by such participants. Ownership of beneficial interests in the global securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary (with respect to interests of participants) and records maintained by the depositary’s direct and indirect participants (with respect to the interests of beneficial owners). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may limit or impair the ability to own, transfer or pledge beneficial interests in the global securities.
So long as the depositary or its nominee is the registered owner of a global security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of such debt securities in certificated form and will not be considered the registered owners or holders thereof under the indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or to take such action or would otherwise act upon the instructions of beneficial owners holding through them.
Principal and interest payments on interests represented by a global security will be made to the depositary or its nominee, as the case may be, as the registered owner of such global security. None of the trustee, us or any other agent of the trustee or agent of ours will have any responsibility or liability for any facet of the records relating to or payments made on account of beneficial ownership of interests. We expect that the depositary or its nominee, upon receipt of any payment of principal or interest in respect of a global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in such global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in the global securities held through such participants will be governed by standing customer instructions and customary practice, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants.
If the depositary is at any time unwilling or unable to continue as depository or if the depositary shall cease to be a clearing agency registered under the Exchange Act, and we fail to appoint a successor depository registered as a clearing agency under the Exchange Act within 90 days, we will issue debt securities in definitive form in exchange for the respective global securities. In addition, the owner of a beneficial interest in a global security will be entitled to receive debt securities in definitive certificated form in exchange for such beneficial interest if an event of default with respect to the debt securities has occurred and is continuing. Any debt securities issued in definitive form in exchange for the global securities will be registered in such name or names, and will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof, as the depositary shall instruct the trustee. It is expected that such instructions will be based upon directions received by the depositary from participants with respect to the ownership of beneficial interests in the global securities.
Merger, Consolidation and Sale of Assets
We may not consolidate or merge with or into or sell, convey, transfer or lease all or substantially all of our assets to another entity unless we are the continuing entity or the successor, transferee or lessee entity (if other than us) is organized and existing under the laws of the United States or any state thereof and expressly assumes our obligations under the indenture and the debt securities under the indenture and, immediately after giving effect to the transaction, we or the successor, transferee or lessee entity (if other than us) would not be in default in the performance of any covenant or condition of the indenture or the debt securities and no event of default would have occurred and be continuing.
Events of Default and Related Matters
Unless we state otherwise in the applicable prospectus supplement, the following are “events of default” under the indenture with respect to any series of debt securities:
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failure to pay any interest on the debt securities of such series when due, continuing for 30 days;

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failure to pay principal of or any premium on the debt securities of such series when due;

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failure to pay a sinking fund installment, if any, when and as the same shall become payable by the terms of the debt securities of such series;

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failure to perform any covenants or agreements in the indenture (including any supplemental indenture or officer’s certificate pursuant to which the debt securities of such series were issued) (other than a covenant or agreement which has been expressly included in the indenture solely for the benefit of a series of debt securities other than that series and other than a covenant or agreement a default in the performance of which is elsewhere specifically addressed in the indenture), continued for 60 days after written notice by the trustee to us or by the holders of at least 25% in aggregate principal amount of such series then outstanding to us;

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certain specified events under bankruptcy, insolvency or other similar laws with respect to us; or

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the occurrence of any other event of default with respect to debt securities of such series.

If an event of default with respect to any series of debt securities at the time outstanding (other than an event of default relating to certain specified events under bankruptcy, insolvency or similar laws) occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series may declare the principal amount of and all accrued but unpaid interest on all the outstanding debt securities of such series to be due and payable immediately. If an event of default relating to certain specified events under bankruptcy, insolvency or similar laws occurs and is continuing, then the principal amount of and all accrued but unpaid interest on all the outstanding debt securities of such series shall automatically become due and payable immediately without any acceleration or other action on the part of the trustee or the holders of the debt securities of such series. At any time after a declaration of acceleration with respect to the debt securities of a series has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series may, under certain circumstances, rescind and annul the acceleration.
The indenture provides that within 90 days after the occurrence thereof, and if known to the trustee, the trustee will give the holders of any series of debt securities notice of each event which is or, after notice or lapse of time or both, would become an event of default with respect to the debt securities of such series known to the trustee, unless such default has been cured or waived before the giving of such notice. Except in the case of a default or event of default in the payment of principal, premium, if any, or interest, if any, on any series of debt securities, the trustee shall be protected in withholding the notice if the trustee in good faith determines that the withholding of the notice is in the interest of the holders of outstanding debt securities of such series.
The indenture provides that, subject to the duty of the trustee during the continuance of an event of default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of any of the holders of any series of debt securities, unless the holders shall have offered to the trustee security or indemnity reasonably satisfactory to the trustee. Subject to such provisions for the indemnification of the trustee and subject to certain other limitations, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of such series.
We are required to furnish to the trustee annually a statement as to our compliance with all conditions and covenants under the indenture and as to any default in our performance.
Satisfaction and Discharge of Indenture
The indenture, with respect to any series of debt securities (except for certain surviving obligations specified therein), will cease to be of further effect upon the satisfaction of certain conditions, including the payment in full of the principal of and premium, if any, and interest on the debt securities of such series or the deposit with the trustee of an amount of cash sufficient for the payment or redemption of the debt securities of such series, in accordance with the indenture.
Discharge and Defeasance
At our option, either (a) we shall be discharged from our obligations with respect to the debt securities of a series (subject to survival of certain limited provisions in the indenture) or (b) we will cease to be under any obligation to comply with certain covenants described in the indenture relating to the maintenance of insurance and the filing and transmission of reports with respect to the debt securities of a series (and, if so specified pursuant to the indenture, any other restrictive covenant added for the benefit of such series of debt securities), in either case by depositing in trust with the trustee cash or U.S. government obligations (or a combination thereof) sufficient to pay the principal of and premium, if any, and interest on the debt securities of such series to their maturity or redemption date in accordance with the terms of the indenture and the debt securities of such series.
Modification of an Indenture
The indenture provides that we and the trustee may, without the consent of any holders of any series of debt securities issued under the indenture, enter into supplemental indentures for the purposes, among other things, of:
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adding to the covenants or events of default for the protection or benefit of holders of all or any series of debt securities or surrendering any right or power conferred upon us;

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deleting or modifying any events of default with respect to any series of debt securities, the form and terms of which are being established pursuant to such supplemental indenture;

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changing or eliminating any provisions of the indenture so long as there are no holders entitled to the benefit of such provisions;

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providing for the assumption by a successor corporation of our covenants and obligations contained in the debt securities of one or more series and in the indenture or any supplemental indenture;

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providing for the appointment of a successor trustee under the indenture;

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securing the debt securities of any series;

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curing ambiguities or inconsistencies in the indenture, correcting or supplementing any provision which may be defective or inconsistent with any other provision, and conforming the terms of the indenture applicable to the debt securities of any series to the description of the terms of such debt securities in the applicable offering memorandum, prospectus supplement or other offering document;

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complying with amendments to the TIA;

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adding guarantors or co-obligors or to release guarantors from their guarantees with respect to the debt securities of any series;

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making any change in any series of debt securities that does not adversely affect in any material respect the rights of holders of such debt securities;

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supplementing any of the provisions of the indenture to the extent necessary to permit or facilitate the defeasance and discharge of any series of debt securities; provided that any such action shall not adversely affect the interests of the holders of the debt securities of such series or any other series of debt securities; or

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establishing the form and terms of the debt securities of any series as permitted by the indenture and authorizing the issuance of additional debt securities of a series previously authorized.

With specific exceptions, the indenture or the rights of the holders of any series of debt securities may be modified by us and the trustee with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of such series voting separately, but no modification may be made without the consent of the holder of each outstanding debt security of such series that, among other things, would:
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extend the maturity of any payment of principal of or any installment of interest on the debt securities of such series;

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reduce the principal amount of any debt security, or the interest thereon, or any premium payable on any debt security;

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change any place of payment where, or the currency in which, any debt security or any premium or interest is denominated or payable;

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change the ranking of the debt securities of any series;

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impair the right to sue for the enforcement of any payment on or with respect to any debt security; or

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reduce the percentage in principal amount of outstanding debt securities of any series required to consent to any supplemental indenture, any waiver of compliance with provisions of the indenture or certain defaults and their consequences provided for in the indenture, reduce the requirements of the indenture for quorum or voting or otherwise modify the sections in the indenture relating to these consents and waivers.

Governing Law
The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York. The indenture provides that we, the trustee and the holders of the debt securities waive, to the extent permitted by applicable law, the right to trial by jury in respect of any litigation in connection with the indenture.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of debt securities, preferred stock, common stock or other securities. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under one or more warrant agreements to be entered into between us and a warrant agent to be named in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:
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the title of the warrants;

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the price or prices at which the warrants will be issued;

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the designation, amount and terms of the securities for which the warrants are exercisable;

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the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

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the aggregate number of warrants;

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any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

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the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

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if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

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a discussion of certain U.S. federal income tax considerations applicable to the exercise of the warrants;

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the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

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the maximum or minimum number of warrants that may be exercised at any time;

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information with respect to book-entry procedures, if any; and

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any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants
Each warrant will entitle the holder of the warrant to purchase for cash the amount of debt securities, preferred stock, common stock or other securities at the exercise price stated or determinable in the applicable prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the debt securities, preferred stock, common stock or other securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining outstanding warrants.
The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement and warrant certificate, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of any warrant certificate or warrant agreement if we offer warrants, see “Where You Can Find More Information.” We urge you to read the applicable warrant certificate, the applicable warrant agreement and any applicable prospectus supplement in their entirety.

CERTAIN PROVISIONS OF MARYLAND LAW AND HEALTHPEAK’S CHARTER AND BYLAWS
The following description summarizes certain provisions of Maryland law and of our charter and bylaws. This summary is not complete and is subject to, and is qualified in its entirety by reference to, our charter, our bylaws and applicable provisions of the MGCL. For a complete description, we refer you to the MGCL, our charter and our bylaws. We have incorporated by reference our charter and bylaws as exhibits to the registration statement of which this prospectus is a part.
Election of Directors
Our bylaws provide that our board may establish, increase or decrease the number of directors, provided that the number thereof shall never be less than three nor more than eleven. Our bylaws also provide for the election of directors, in uncontested elections, by a majority of the votes cast. In contested elections, the election of directors shall be by a plurality of the votes cast. Holders of common stock have no right to cumulative voting for the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the outstanding shares of our common stock can elect all of our directors. A vacancy resulting from an increase in the number of directors may be filled by a majority vote of the entire board or by the affirmative vote of the holders of a majority of our shares then entitled to vote at an election of directors. Other vacancies may be filled by the vote of a majority of the remaining directors.
Removal of Directors
Our charter provides that a director of ours may be removed by the affirmative vote of the holders of two-thirds of the outstanding shares of our voting stock or by a unanimous vote of all other directors. Our stockholders may elect a successor to fill any vacancy which results from the removal of a director.
Business Combinations
Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:
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any person who beneficially owns ten percent or more of the voting power of the corporation’s shares; or

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an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting stock of the corporation.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of the corporation and approved by the affirmative vote of at least:
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80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

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two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or which are held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. None of these provisions of Maryland law will apply, however, to business combinations that are approved or exempted by the board of the corporation prior to the time that the interested stockholder becomes an interested stockholder.
In addition to the restrictions on business combinations provided under Maryland law, our charter also contains restrictions on business combinations. See “Description of Capital Stock — Business Combination Provisions.”

Control Share Acquisitions
Maryland law provides that holders of “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights with respect to the control shares except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by the acquiror, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. “Control shares” are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or shares of stock for which the acquiror is able to exercise or direct the exercise of voting power except solely by virtue of a revocable proxy, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:
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one-tenth or more but less than one-third;

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one-third or more but less than a majority; or

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a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. Except as otherwise specified in the statute, a “control share acquisition” means the acquisition of control shares.
Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and satisfied other conditions, the person may compel the board to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may be able to redeem any or all of the control shares for fair value, except for control shares for which voting rights previously have been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined without regard to the absence of voting rights for control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of control shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.
The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation. Our bylaws contain a provision exempting acquisitions of shares of our stock from the control share acquisition statute. However, our board may amend our bylaws in the future to repeal or modify this exemption, in which case any control shares of our company acquired in a control share acquisition will be subject to the control share acquisition statute.
Unsolicited Takeovers
Under Maryland law, a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors may elect to be subject to certain statutory provisions relating to unsolicited takeovers which, among other things, would automatically classify the board into three classes with staggered terms of three years each and vest in the board the exclusive right to determine the number of directors and the exclusive right, by the affirmative vote of a majority of the remaining directors, to fill vacancies on the board, even if the remaining directors do not constitute a quorum. These statutory provisions relating to unsolicited takeovers also provide that any director elected to fill a vacancy shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred, rather than the next annual meeting of directors as would otherwise be the case, and until his successor is elected and qualified.

Our board of directors has adopted a resolution prohibiting us from electing to be subject to the provisions of the unsolicited takeover statute relating to the classification of the board unless such election is first approved by our stockholders by the affirmative vote of a majority of all the votes entitled to be cast on the matter. An election to be subject to any or all of the other foregoing statutory provisions may be made in our charter or bylaws, or by resolution of our board without stockholder approval. Any such statutory provision to which we elect to be subject will apply even if other provisions of Maryland law or our charter or bylaws provide to the contrary. Neither our charter nor our bylaws provides that we are subject to any of the foregoing statutory provisions relating to unsolicited takeovers. However, our board could adopt a resolution, without stockholder approval, to elect to become subject to some or all of these statutory provisions except the statutory provisions relating to the classification of the board.
If we made an election, upon stockholder approval of such election, to be subject to the statutory provisions relating to the classification of the board and our board were divided into three classes with staggered terms of office of three years each, the classification and staggered terms of office of our directors would make it more difficult for a third party to gain control of our board since at least two annual meetings of stockholders, instead of one, generally would be required to effect a change in the majority of our board.
Amendments to the Charter
Provisions of our charter on business combinations, the number of directors and certain ownership restrictions may be amended only if approved by our board and by our stockholders by the affirmative vote of two-thirds of all of the votes entitled to be cast by our stockholders on the matter. Other amendments to our charter require approval by our board and approval by our stockholders by the affirmative vote of a majority of all the votes entitled to be cast by our stockholders on the matter.
Amendment to the Bylaws
Provisions of our bylaws on the number of directors, in certain circumstances, and the vote required to amend the bylaws may be amended only by unanimous vote of the board or by the affirmative vote of not less than 90% of all of the votes entitled to be cast by our stockholders on the matter. Other amendments to our bylaws require the affirmative vote of a majority of the entire board or the affirmative vote of a majority of all of the votes entitled to be cast by our stockholders on the matter.
Dissolution of Healthpeak Properties, Inc.
Our dissolution must be approved by our board by a majority vote of the entire board and by our stockholders by the affirmative vote of a majority of all the votes entitled to be cast by our stockholders on the matter.
Advance Notice of Director Nominations and New Business; Procedures of Special Meetings Requested by Stockholders
Our bylaws provide that nominations of persons for election to the board and the proposal of business to be considered by stockholders at the annual or special meeting of stockholders may be made only:
•
pursuant to our notice of the meeting;

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by or at the direction of the board; or

•
by a stockholder who was a stockholder at the time the notice of meeting was given and is entitled to vote at the meeting and who has complied with the advance notice procedures, including the minimum time period, described in the bylaws.

Our bylaws also provide that only the business specified in our notice of meeting may be brought before a special meeting of stockholders. Our bylaws provide that our stockholders have the right to call a special meeting only upon the written request of the stockholders holding in the aggregate not less than 50% of the outstanding shares entitled to vote on the business proposed to be transacted at such meeting.

Proxy Access
Our bylaws permit any stockholder or group of up to 25 stockholders (counting as one stockholder, for purposes of the aggregation limit, any two or more funds that are part of the same qualifying fund group, as such term is defined in our bylaws) who have maintained continuous qualifying ownership of 3% or more of our outstanding common stock for at least the previous three years to include up to a specified number of director nominees in our proxy materials for an annual meeting of stockholders. A nominating stockholder is considered to own only the shares for which the stockholder possesses the full voting and investment rights and the full economic interest (including the opportunity for profit and risk of loss). Under this provision, borrowed or hedged shares do not count as “owned” shares. Furthermore, to the extent not otherwise excluded pursuant to this definition of ownership, a nominating stockholder’s “short position” as defined in Rule 14e-4 under the Exchange Act is deducted from the shares otherwise “owned.” Loaned shares are counted toward the ownership requirement, provided that certain recall requirements described in our bylaws are met. If a group of stockholders is aggregating its shareholdings in order to meet the 3% ownership requirement, the ownership of the group will be determined by aggregating the lowest number of shares continuously owned by each member during the three-year holding period.
The maximum number of stockholder nominees permitted under the proxy access provisions of our bylaws shall not exceed the greater of (i) two or (ii) 20% of the directors in office as of the last day a notice of nomination may be timely received. If the 20% calculation does not result in a whole number, the maximum number of stockholder nominees is the closest whole number below 20%. If one or more vacancies occurs for any reason after the nomination deadline and our board decides to reduce the size of our board in connection therewith, the 20% calculation will be applied to the reduced size of the board, with the potential result that a stockholder nominee may be disqualified. Stockholder-nominated candidates whose nomination is withdrawn or whom the board determines to include in our proxy materials as board-nominated candidates will be counted against the 20% maximum. In addition, any director in office as of the nomination deadline who was included in our proxy materials as a stockholder nominee for either of the two preceding annual meetings and whom our board decides to renominate for election to the board also will be counted against the 20% maximum.
Notice of a nomination pursuant to the proxy access provisions of our bylaws must be received no earlier than 150 days and no later than 120 days before the anniversary of the date that we distributed our proxy statement for the previous year’s annual meeting of stockholders. The proxy access provisions of our bylaws require certain disclosure, representations and agreements to be provided or made by nominating stockholders and contain certain other procedural provisions.
A stockholder nominee will not be eligible for inclusion in our proxy materials if any stockholder has nominated a person pursuant to the advance notice provision of our bylaws, if the nominee would not be independent, if the nominee’s election would cause us to violate our bylaws, our charter or any applicable listing standards, laws, rules or regulations, if the nominee is or has been an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, within the past three years, or if the nominee or the stockholder who nominated him or her has provided false and misleading information to us or otherwise breached any of its or their obligations, representations or agreements under the proxy access provisions of our bylaws. Stockholder nominees who are included in our proxy materials but subsequently withdraw from or become ineligible or unavailable for election at the meeting or do not receive at least 10% of the votes cast in the election will be ineligible for nomination under the proxy access provisions of our bylaws for the next two annual meetings. A nomination made under the proxy access provisions of our bylaws will be disregarded at the annual meeting under certain circumstances described in our bylaws.
Anti-Takeover Effect of Provisions of Maryland Law and of the Charter and Bylaws
The provisions in the charter on removal of directors and business combinations, the business combinations and control share acquisition provisions of Maryland law, the unsolicited takeover provisions of Maryland law (if we elect to become subject to such provisions) and the provisions of our bylaws relating to advance notice, proxy access and stockholder-requested special meetings may delay, defer or prevent a change of control or other transaction in which holders of some, or a majority, of the common stock might receive a premium for their common stock over the then prevailing market price or which such holders might believe to be otherwise in their best interests.

Limitation of Liability and Indemnification
Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages. However, a Maryland corporation may not limit liability resulting from actual receipt of an improper benefit or profit in money, property or services. Also, liability resulting from active and deliberate dishonesty may not be eliminated if a final judgment establishes that the dishonesty is material to the cause of action. Our charter contains a provision which limits the liability of directors and officers for money damages to the maximum extent permitted by Maryland law. This provision does not limit our right or that of our stockholders to obtain equitable relief, such as an injunction or rescission.
Our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify and, without requiring a preliminary determination as to the ultimate entitlement to indemnification, to pay or reimburse reasonable expenses before final disposition of a proceeding to:
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any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity; or

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any individual who, while one of our directors or officers and at our request, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise and who is made a party to the proceeding by reason of his service in that capacity.

The bylaws authorize us, with the approval of our board, to provide indemnification and advancement of expenses to our agents and employees.
Unless limited by a corporation’s charter, Maryland law requires a corporation to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity, or in the defense of any claim, issue or matter in the proceeding. Our charter does not alter this requirement.
Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against:
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judgments;

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penalties;

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fines;

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settlements; and

•
reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities.

Maryland law does not permit a corporation to indemnify its present and former directors and officers if it is established that:
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the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•
the director or officer actually received an improper personal benefit in money, property or services; or

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in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under Maryland law, a Maryland corporation generally may not indemnify for an adverse judgment in a suit by or in the right of the corporation. Also, a Maryland corporation generally may not indemnify for a judgment of liability on the basis that personal benefit was improperly received. In either of these cases, a Maryland corporation may indemnify for expenses only if a court so orders.

Maryland law permits a corporation to advance reasonable expenses to a director or officer. First, however, the corporation must receive a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation. The corporation must also receive a written undertaking, either by the director or officer or on his behalf, to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted.
It is the position of the SEC that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

SELLING SECURITY HOLDERS
Information about any selling security holders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act which are incorporated by reference.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of U.S. federal income tax considerations generally applicable to our election to be taxed as a REIT and the ownership and disposition of certain of the securities offered by this prospectus. This summary does not purport to be a complete analysis of all of the potential tax considerations relating thereto. This summary is based on current law, is for general information only and is not tax advice. As used in this section, references to “Healthpeak,” “the Company,” “we,” “us” or “our,” mean only Healthpeak Properties, Inc., and not its subsidiaries, except as otherwise indicated.
The information in this summary is based on:
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the Internal Revenue Code;

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current, temporary and proposed Treasury Regulations promulgated under the Internal Revenue Code;

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the legislative history of the Internal Revenue Code;

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current administrative interpretations and practices of the Internal Revenue Service, or IRS; and

•
court decisions;

in each case, as of the date of this prospectus. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings that are not binding on the IRS except with respect to the particular taxpayers who requested and received those rulings. Future legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions may change or adversely affect the tax considerations described in this prospectus. Any such change could apply retroactively to transactions preceding the date of the change. We have not requested and do not intend to request a ruling from the IRS that we qualify as a REIT or concerning the treatment of the securities offered by this prospectus, and the statements in this prospectus are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this summary will not be challenged by the IRS or will be sustained by a court if so challenged.
This summary assumes that the securities offered by this prospectus are held as “capital assets” (generally, property held for investment). Your tax treatment will vary depending on the terms of the specific securities that you acquire, as well as your particular situation. Supplemental U.S. federal income tax considerations relevant to your ownership of the particular securities offered by this prospectus may be provided in the prospectus supplement that relates to those securities. This discussion does not purport to deal with all aspects of taxation that may be relevant to holders of our securities in light of their personal investment or tax circumstances, or to holders who receive special treatment under the U.S. federal income tax laws except to the extent discussed specifically herein. Holders of securities offered by this prospectus receiving special treatment include, without limitation:
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banks, insurance companies or other financial institutions;

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brokers or dealers in securities or commodities;

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traders in securities;

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expatriates and certain former citizens or long-term residents of the U.S.;

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tax-exempt organizations;

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persons who are subject to the alternative minimum tax;

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persons who hold the securities offered by this prospectus as a position in a “straddle” or as part of a “hedging,” “conversion” or other risk reduction transaction;

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persons deemed to sell the securities offered by this prospectus under the constructive sale provisions of the Internal Revenue Code;

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U.S. persons that have a functional currency other than the U.S. dollar;

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except to the extent specifically discussed below, non-U.S. holders (as defined below); or

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persons that are S corporations, REITs, regulated investment companies, partnerships or other pass-through entities.

In addition, this discussion does not address any state, local or foreign tax consequences associated with the ownership of the securities offered by this prospectus or our election to be taxed as a REIT.
You are urged to consult your tax advisor regarding the specific tax consequences to you of:
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the acquisition, ownership and sale or other disposition of the securities offered by this prospectus, including the U.S. federal, state, local, foreign and other tax consequences;

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our election to be taxed as a REIT for U.S. federal income tax purposes; and

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potential changes in applicable tax laws.

Taxation of the Company
We elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, commencing with our taxable year ended December 31, 1985. We believe we have been organized and have operated in a manner which allows us to qualify for taxation as a REIT under the Internal Revenue Code commencing with our taxable year ended December 31, 1985. We currently intend to continue to be organized and operate in this manner. However, qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Internal Revenue Code, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership. Accordingly, no assurance can be given that we have been organized and have operated, or will continue to be organized and operate, in a manner so as to qualify or remain qualified as a REIT. See “— Failure to Qualify.”
The sections of the Internal Revenue Code and the corresponding Treasury Regulations that relate to the qualification and taxation as a REIT are highly technical and complex. The following sets forth certain aspects of the sections of the Internal Revenue Code that govern the U.S. federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable Internal Revenue Code provisions, Treasury Regulations, and related administrative and judicial interpretations thereof.
Skadden, Arps, Slate, Meagher & Flom LLP has acted as our tax counsel in connection with this prospectus and our election to be taxed as a REIT. Skadden, Arps, Slate, Meagher & Flom LLP has rendered an opinion to us to the effect that, commencing with our taxable year ended December 31, 1985, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT, and that our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code. It must be emphasized that this opinion was based on various assumptions and representations as to factual matters, including representations made by us in factual certificates provided by one or more of our officers. In addition, this opinion was based upon our factual representations set forth in this prospectus. Moreover, our qualification and taxation as a REIT depend upon our ability to meet on a continuing basis the various qualification tests imposed under the Internal Revenue Code which are discussed below, including through actual operating results, asset composition, distribution levels and diversity of stock ownership, all of the results of which have not been and will not be reviewed by Skadden, Arps, Slate, Meagher & Flom LLP. Accordingly, no assurance can be given that our actual results of operation for any particular taxable year have satisfied or will satisfy those requirements. See “— Failure to Qualify.” Further, the anticipated income tax treatment described in this prospectus may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. Skadden, Arps, Slate, Meagher & Flom LLP has no obligation to update its opinion subsequent to its date.
Taxation of REITs
Provided we qualify for taxation as a REIT, we generally will not be required to pay U.S. federal corporate income taxes on our REIT taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” that ordinarily results from investment in a

C corporation. A C corporation is a corporation that is generally required to pay tax at the corporate-level. We will be required to pay U.S. federal income tax, however, as follows:
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We will be required to pay tax at regular corporate tax rates on any undistributed REIT taxable income, including undistributed net capital gains.

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If we have: (a) net income from the sale or other disposition of “foreclosure property” which is held primarily for sale to customers in the ordinary course of business; or (b) other nonqualifying income from foreclosure property, we will be required to pay tax at the highest corporate rate on this income. Foreclosure property generally is defined as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property and for which an election is in effect. See “Foreclosure Property Income.”

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We will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held as inventory or primarily for sale to customers in the ordinary course of business.

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If we fail to satisfy the 75% gross income test or the 95% gross income test, as described below, but have otherwise maintained our qualification as a REIT because certain other requirements are met, we will be required to pay a tax equal to (a) the greater of (i) the amount by which 75% of our gross income exceeds the amount qualifying under the 75% gross income test and (ii) the amount by which 95% of our gross income exceeds the amount qualifying under the 95% gross income test, multiplied by (b) a fraction intended to reflect our profitability.

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If we fail to satisfy any of the REIT asset tests (other than a de minimis failure of the 5% or 10% asset tests), as described below, due to reasonable cause and not due to willful neglect, and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test.

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If we fail to satisfy any provision of the Internal Revenue Code that would result in our failure to qualify as a REIT (other than a violation of the REIT gross income tests or certain violations of the asset tests described below) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but will be required to pay a penalty of $50,000 for each such failure.

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We will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for the year, (b) 95% of our REIT capital gain net income for the year, and (c) any undistributed taxable income from prior periods.

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If we acquire any asset from a corporation which is or has been a C corporation in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the C corporation, and we subsequently recognize gain on the disposition of the asset during the five-year period beginning on the date on which we acquired the asset, then we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (a) the fair market value of the asset over (b) our adjusted basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that certain elections specified in applicable Treasury Regulations are either made or forgone by us or by the entity from which the assets are acquired, in each case, depending upon the date such acquisition occurred.

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We will be required to pay a 100% tax on any “redetermined rents,” “redetermined deductions” or “excess interest.” In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our tenants by a “taxable REIT subsidiary” of ours. Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations.

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Certain of our subsidiaries are C corporations, including any taxable REIT subsidiary, the earnings of which will be subject to U.S. federal corporate income tax.

Requirements for Qualification as a REIT
The Internal Revenue Code defines a REIT as a corporation, trust or association:
1.
that is managed by one or more trustees or directors;

2.
that issues transferable shares or transferable certificates to evidence its beneficial ownership;

3.
that would be taxable as a domestic corporation but for special Internal Revenue Code provisions applicable to REITs;

4.
that is not a financial institution nor an insurance company within the meaning of certain provisions of the Internal Revenue Code;

5.
that is beneficially owned by 100 or more persons;

6.
not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, including certain specified entities, during the last half of each taxable year; and

7.
that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

The Internal Revenue Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), the term “individual” includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but generally does not include a qualified pension plan or profit sharing trust.
We believe that we have been organized, have operated and have issued sufficient shares of capital stock with sufficient diversity of ownership to allow us to satisfy conditions (1) through (7) inclusive, during the relevant time periods. In addition, our charter documents provide for restrictions regarding ownership and transfer of our shares which are intended to assist us in continuing to satisfy the ownership requirements described in conditions (5) and (6) above. These stock ownership and transfer restrictions are described in “Description of Capital Stock — Transfer and Ownership Restrictions Relating to Our Common Stock,” “Description of Capital Stock — Business Combination Provisions” and “Description of Capital Stock — Transfer and Ownership Restrictions Relating to Our Preferred Stock.” These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, except as provided in the last sentence of this paragraph, our status as a REIT will terminate. See “Failure to Qualify.” We have complied with, and believe we will continue to comply with, regulatory rules to send annual letters to certain of our stockholders requesting information regarding the actual ownership of our stock. If, however, we comply with such rules contained in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement.
In addition, we may not maintain our status as a REIT unless our taxable year is the calendar year. We have and will continue to have a calendar taxable year.
Ownership of Interests in Partnerships
In General
We own and operate one or more properties through partnerships and limited liability companies treated as partnerships for U.S. federal income tax purposes. Treasury Regulations provide that if we are a partner in a partnership, we will be deemed to own our proportionate share of the assets of the partnership based on our interest in partnership capital, subject to special rules relating to the 10% REIT asset test described below. Also, we will be deemed to be entitled to our proportionate share of the income of the partnership. The assets and gross income of the partnership retain the same character in our hands, including for purposes of satisfying the gross income tests and the asset tests. In addition, for these purposes, the assets and items of income of any partnership in which we own a direct or indirect interest include such partnership’s share of assets and items of income of any partnership in which it owns an interest. The treatment described above also applies with respect to the ownership of interests in limited liability companies or other entities that are treated as partnerships for tax purposes.
We may have direct or indirect control of certain partnerships and limited liability companies treated as partnerships for U.S. federal income tax purposes and intend to continue to operate them in a manner consistent with the requirements for our qualification as a REIT. We are a limited partner or non-managing member in certain partnerships and limited liability companies. If any such partnership or limited liability company were to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a REIT income or asset test, and that we would not become aware of such action in a time frame which would allow us to dispose of our interest in the applicable entity or take other corrective action on a timely basis. In that case, unless we were entitled to relief, as described below, we would fail to qualify as a REIT.
Treasury Regulations provide that for U.S. federal income tax purposes, a domestic business entity not organized or otherwise required to be treated as a corporation (an “eligible entity”) may elect to be taxed (i) as a corporation or as a partnership if it has two or more members and (ii) as a corporation or as a disregarded entity if it has only one member. With the exception of certain limited liability companies that have elected to be treated as corporations and have also either elected to be treated as REITs or elected with us to be treated as taxable REIT subsidiaries, the partnerships and limited liability companies in which we own an interest intend to claim classification as partnerships or disregarded entities under these Treasury Regulations. As a result, we believe that these partnerships and limited liability companies will be classified as partnerships or disregarded entities for U.S. federal income tax purposes.
If a partnership or limited liability company in which we own an interest, or one or more of its subsidiary partnerships or limited liability companies, were treated as a corporation for U.S. federal income tax purposes, it would be subject to an entity-level tax on its income. Such treatment would change the character of our assets and items of gross income and could prevent us from satisfying the REIT asset tests and possibly the REIT income tests. See “— Taxation of the Company — Asset Tests” and “— Taxation of the Company — Income Tests.” This, in turn, could prevent us from qualifying as a REIT. See “— Failure to Qualify” for a discussion of the effect of our failure to meet these tests. In addition, a change in the tax status of one or more of the partnerships or limited liability companies in which we own an interest might be treated as a taxable event. If so, we might incur a tax liability without any related cash distributions.
Allocations of Income, Gain, Loss and Deduction
A partnership or limited liability company agreement generally will determine the allocation of income and losses among partners or members. These allocations, however, will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Internal Revenue Code and the related Treasury Regulations. Generally, Section 704(b) of the Internal Revenue Code and the related Treasury Regulations require that partnership and limited liability company allocations respect the economic arrangement of the partners or members. If an allocation is not recognized for U.S. federal income tax purposes, the relevant item will be reallocated according to the partners’ or members’ interests in the partnership or limited liability company, as the case may be. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners or members with respect to such item. The allocations of taxable income and loss in each of the entities treated as partnerships in which we own an interest are intended to comply with the requirements of Section 704(b) of the Internal Revenue Code and the applicable Treasury Regulations.
Tax Allocations with Respect to the Properties
Under Section 704(c) of the Internal Revenue Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership or limited liability company in exchange for an interest in the partnership or limited liability company must be allocated in a manner so that the contributing partner or member is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution. These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners or members. Some of the partnerships and/or limited liability companies in which we own an interest were formed by way of contributions of appreciated property. The relevant partnership and/or limited liability company agreements require that allocations be made in a manner consistent with Section 704(c) of the Internal Revenue Code. This could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if the contributed properties were acquired in a cash purchase, and could cause us to be allocated taxable gain upon a sale of the contributed properties in excess of the economic or book income allocated to us as a result of such sale. These adjustments could make it more difficult for us to satisfy the REIT distribution requirements.
Partnership Audit Rules
Under the rules applicable to U.S. federal income tax audits of partnerships (such as certain of our subsidiaries) and the collection of any tax resulting from any such audits or other tax proceedings, a partnership itself may be liable for an increase in taxes that would ordinarily apply at the partner level (including interest and penalties) resulting from an adjustment of partnership tax items on audit, regardless of changes in the composition of the partners (or their relative ownership) between the year under audit and the year of the adjustment. These rules also include an elective alternative method under which the additional taxes resulting from the adjustment are assessed from the affected partners, subject to a higher rate of interest than otherwise would apply. It is possible that these rules could result in the partnerships or limited liability companies treated as partnerships for U.S. federal income tax purposes in which we directly or indirectly invest being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these entities, could be required to bear the economic burden of those taxes, interest and penalties, even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment.
Ownership of Interests in Qualified REIT Subsidiaries and Other Disregarded Entities
We may, from time to time, own interests in subsidiary corporations. We own and operate a number of properties through our wholly-owned subsidiaries that we believe will be treated as “qualified REIT subsidiaries” under the Internal Revenue Code. A corporation will qualify as our qualified REIT subsidiary if we own 100% of its outstanding stock and if we do not elect with the subsidiary to treat it as a “taxable REIT subsidiary,” as described below. A corporation that is a qualified REIT subsidiary is not treated as a separate corporation for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, deduction and credit (as the case may be) of the parent REIT for all purposes under the Internal Revenue Code (including all REIT qualification tests). Thus, in applying the U.S. federal tax requirements described in this prospectus, the subsidiaries in which we own a 100% interest (other than any taxable REIT subsidiaries) are ignored, and all assets, liabilities and items of income, deduction and credit of such subsidiaries are treated as our assets, liabilities and items of income, deduction and credit. A qualified REIT subsidiary is not required to pay U.S. federal income tax, and our ownership of the stock of a qualified REIT subsidiary does not violate the restrictions on ownership of securities of any one issuer which constitute more than 10% of the voting power or value of such issuer’s securities or more than 5% of the value of our total assets, as described below in “— Asset Tests.” Other entities that are wholly owned by us, including single-member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT income and asset tests.
In the event that a qualified REIT subsidiary or other disregarded entity of ours ceases to be wholly owned — for example, if any equity interest in such entity is acquired by another person — the qualified REIT subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of an issuer.
Ownership of Interests in Subsidiary REITs
We own interests in other corporations that have elected to be taxed as REITs. Provided that each of these REITs qualifies as a REIT, our interest in each of these REITs will be treated as a qualifying real estate asset for purposes of the REIT asset tests and any dividend income or gains derived by us will generally be treated as income that qualifies for purposes of the REIT gross income tests. To qualify as a REIT, each of these REITs must independently satisfy the various REIT qualification requirements described in this summary. If any of these REITs were to fail to qualify as a REIT, and certain relief provisions do not apply, it would be treated as a regular taxable corporation and its income would be subject to U.S. federal income tax. In addition, a failure of any of these REITs to qualify as a REIT would have an adverse effect on our ability to comply with the REIT income and asset tests, and thus our ability to qualify as a REIT.
Ownership of Interests in Taxable REIT Subsidiaries
A taxable REIT subsidiary of ours is an entity treated as a corporation (other than a REIT) in which we directly or indirectly hold stock, and that has made a joint election with us to be treated as a taxable REIT subsidiary. A taxable REIT subsidiary also includes any entity treated as a corporation (other than a REIT) with respect to which a taxable REIT subsidiary owns securities possessing more than 35% of the total voting power or value of the outstanding securities of such corporation. A taxable REIT subsidiary generally may engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT, except that a taxable REIT subsidiary may not directly or indirectly operate or manage a lodging or healthcare facility or directly or indirectly provide to any other person (under a franchise, license or otherwise) rights to any brand name under which any lodging or healthcare facility is operated. A taxable REIT subsidiary is subject to U.S. federal income tax, and state and local income tax where applicable, as a regular C corporation. Further, a 100% tax applies to any interest payments by a taxable REIT subsidiary to its affiliated REIT to the extent the interest rate is not commercially reasonable. We currently own interests in several taxable REIT subsidiaries, and may acquire interests in additional taxable REIT subsidiaries in the future. Our ownership of securities of our taxable REIT subsidiaries will not be subject to the 5% or 10% asset tests described below. See “— Asset Tests.”
Interest Deduction Limitation
Commencing in taxable years beginning after December 31, 2017, Section 163(j) of the Internal Revenue Code limits the deductibility of net interest expense paid or accrued on debt properly allocable to a trade or business to 30% of “adjusted taxable income,” subject to certain exceptions. Such limitation could increase our REIT taxable income. Any deduction in excess of the limitation is carried forward and may be used in a subsequent year, subject to the 30% limitation. Adjusted taxable income is determined without regard to certain deductions, including those for net interest expense, net operating loss carryforwards and, for taxable years beginning before January 1, 2022, depreciation, amortization and depletion. Provided the taxpayer makes a timely election (which is irrevocable), the 30% limitation does not apply to a trade or business involving real property development, redevelopment, construction, reconstruction, rental, operation, acquisition, conversion, disposition, management, leasing or brokerage. If this election is made, however, we must use a generally less favorable depreciation system under the Internal Revenue Code for our real property (including certain improvements), which would increase our REIT taxable income. The decision of whether to make the election and the availability of such election could therefore impact our REIT distribution requirement.
Similarly, the limitation could cause our taxable REIT subsidiaries to have greater taxable income and thus potentially greater corporate tax liability. As described above, under Section 163(j) of the Internal Revenue Code, taxable REIT subsidiaries may be limited in their ability to deduct interest payments in excess of a certain amount made directly or indirectly to us or third parties.
Income Tests
We must satisfy two gross income requirements annually to maintain our qualification as a REIT:

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First, in each taxable year, we must derive directly or indirectly at least 75% of our gross income, excluding gross income from prohibited transactions, certain hedging transactions, and certain foreign currency gains, from (a) certain investments relating to real property or mortgages on real property, including “rents from real property” and, in certain circumstances, interest, or (b) some types of temporary investments; and

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Second, in each taxable year, we must derive at least 95% of our gross income, excluding gross income from prohibited transactions, certain hedging transactions, and certain foreign currency gains, from the real property investments described above, dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing.

For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.
Rents we receive from a tenant will qualify as “rents from real property” for the purpose of satisfying the gross income requirements for a REIT described above only if all of the following conditions are met:
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The amount of rent is not based in any way on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely because it is based on a fixed percentage or percentages of receipts or sales;

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We do not, or an actual or constructive owner of 10% or more of our capital stock does not, actually or constructively own 10% or more of the interests in the assets or net profits of the tenant, or, if the tenant is a corporation, 10% or more of the voting power or value of all classes of stock of the tenant. Rents we receive from such a tenant that is our taxable REIT subsidiary, however, will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties and the rents paid by the taxable REIT subsidiary are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by our taxable REIT subsidiary are substantially comparable to rents paid by our other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a “controlled taxable REIT subsidiary” is modified and such modification results in an increase in the rents payable by such taxable REIT subsidiary, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled taxable REIT subsidiary” is a taxable REIT subsidiary in which we own stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock. In addition, rents we receive from a tenant that also is our taxable REIT subsidiary will not be excluded from the definition of “rents from real property” as a result of our ownership interest in the taxable REIT subsidiary if the property to which the rents relate is a qualified lodging facility, or a qualified health care property, and such property is operated on behalf of the taxable REIT subsidiary by a person who is an independent contractor and certain other requirements are met. Our taxable REIT subsidiaries will be subject to U.S. federal income tax on their income from the operation of these properties;

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Rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15% of the total rent we receive under the lease. If this condition is not met, then the portion of rent attributable to the personal property will not qualify as “rents from real property;” and

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We generally do not operate or manage the property or furnish or render services to our tenants, subject to a 1% de minimis exception and except as provided below. We may, however, perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. Examples of such services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we may employ an independent contractor from whom we derive no revenue to provide customary services, or a taxable REIT subsidiary, which may be wholly or partially owned by us, to provide both customary and non-customary services to our tenants without causing the rent we receive from those tenants to fail to qualify as “rents from real property.” Any amounts we receive from a taxable REIT subsidiary with respect to the taxable REIT subsidiary’s provision of non-customary services will, however, be nonqualifying income under the 75% gross income test and, except to the extent received through the payment of dividends, the 95% gross income test. For purposes of this test, we are deemed to have received income from such non-customary services in an amount equal to at least 150% of the direct cost of providing the services.
We generally do not intend to receive rent which fails to satisfy any of the above conditions. Notwithstanding the foregoing, we may have taken and may continue to take actions which fail to satisfy one or more of the above conditions to the extent that we determine, based on the advice of our tax counsel, that those actions will not jeopardize our tax status as a REIT. In addition, with respect to the limitation on the rental of personal property, we have not obtained appraisals of the real property and personal property leased to tenants. Accordingly, there can be no assurance that the IRS will agree with our determinations of value.
Income we receive that is attributable to the rental of parking spaces at our properties will constitute rents from real property for purposes of the REIT gross income tests if any services provided with respect to the parking facilities are performed by independent contractors from whom we derive no income, either directly or indirectly, or by a taxable REIT subsidiary, and certain other requirements are met. With the exception of some parking facilities we operate, we believe that the income we receive that is attributable to parking facilities meets these tests and, accordingly, will constitute rents from real property for purposes of the REIT gross income tests.
Also, rental revenue will generally not qualify as rents from real property if we directly or constructively hold a 10% or greater interest, as measured by vote or value, in the lessee’s equity. Rents we receive from a tenant that is our taxable REIT subsidiary will, however, generally not be excluded from the definition of “rents from real property” as a result of our ownership interest in the taxable REIT subsidiary if the property to which the rents relate is a “qualified lodging facility” or a “qualified healthcare property” and such property is operated on behalf of the taxable REIT subsidiary by a person who is an “eligible independent contractor.” An operator of qualified healthcare properties will qualify as an eligible independent contractor if it meets certain ownership tests with respect to us, and if, at the time the operator enters into the property management agreement, the operator is actively engaged in the trade or business of operating qualified healthcare properties for any person who is not a related person to us or the taxable REIT subsidiary. A “qualified healthcare property” means any real property (or any personal property incidental thereto) that is, or that is necessary or incidental to the use of, a healthcare facility.
From time to time, we enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is “clearly identified” as a hedging transaction as specified in the Internal Revenue Code and that is entered into to manage the risk of interest rate or price changes with respect to REIT borrowings or currency fluctuations with respect to qualifying income will not constitute gross income and thus will be exempt from the 95% gross income test and from the 75% gross income test. This exclusion also applies to certain offsetting hedging positions. To the extent that we do not properly identify such transactions as hedges or otherwise do not satisfy the requirements with respect to hedging transactions in the Internal Revenue Code, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.
Our foreign investments could cause us to incur foreign currency gains or losses. “Passive foreign exchange gain” will not constitute gross income for purposes of the 95% gross income test and “real estate foreign exchange gain” will not constitute gross income for purposes of the 75% gross income test. Real estate foreign exchange gain is foreign currency gain (as defined in Section 988(b)(1) of the Internal Revenue Code) which is attributable to: (i) any qualifying item of income or gain for purposes of the 75% gross income test; (ii) the acquisition or ownership of obligations secured by mortgages on real property or interests in real property; or (iii) becoming or being the obligor under obligations secured by mortgages on real property or on interests in real property. Real estate foreign exchange gain also includes certain gain attributable to a qualified business unit of a REIT if the qualified business unit itself meets the 75% gross income test for the taxable year and the 75% asset test at the close of each quarter that the REIT has directly or indirectly held the qualified business unit. Passive foreign exchange gain includes all real estate foreign exchange gain and foreign currency gain which is attributable to: (i) any qualifying item of income or gain for purposes of the 95% gross income test; (ii) the acquisition or ownership of obligations; (iii) becoming or being the obligor under obligations; and (iv) any other foreign currency gain as determined by the Secretary of the Treasury.
Generally, other than income from “clearly identified” hedging transactions entered into by us in the normal course of business, any foreign currency gain derived by us from dealing, or engaging in substantial and regular trading, in securities will constitute gross income that does not qualify under the 95% or 75% gross income tests.
Dividends we receive from our taxable REIT subsidiaries will qualify under the 95%, but not the 75%, REIT gross income test.
The Department of Treasury has broad authority to determine whether any item of income or gain which does not otherwise qualify under the 75% or 95% gross income tests may be excluded as gross income for purposes of such tests or may be considered income that qualifies under either such test.
We believe that the aggregate amount of our nonqualifying income, from all sources, in any taxable year will not exceed the limit on nonqualifying income under the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Internal Revenue Code. We generally may make use of the relief provisions if:
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following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury Regulations to be issued; and

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our failure to meet these tests was due to reasonable cause and not due to willful neglect.

It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. As discussed above in “— Taxation of the Company — General,” even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our nonqualifying income. We may not always be able to comply with the gross income tests for REIT qualification despite our periodic monitoring of our income.
Prohibited Transaction Income
Any gain that we realize on the sale of property held as inventory or otherwise held primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income may also adversely affect our ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. There are a number of safe harbors specified in the Internal Revenue Code under which a sale of property will not be treated as a prohibited transaction, but these safe harbors are highly technical, and our ability to satisfy their requirements is dependent on a number of non-tax business considerations.
We intend to hold our properties for investment with a view to long-term appreciation and to engage in the business of acquiring, developing and owning our properties. We have made, and may in the future make, occasional sales of the properties consistent with our investment objectives. The IRS may contend, however, that one or more of these sales is subject to the 100% penalty tax, and there can be no assurance that such sales will qualify for a prohibited transaction safe harbor. The 100% tax does not apply to gains from the sale of property that is held through a taxable REIT subsidiary or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate rates.

Foreclosure Property Income
We generally will be subject to tax at the maximum corporate rate on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that constitutes qualifying income for purposes of the 75% gross income test. Foreclosure property is real property and any personal property incident to such real property (1) that we acquire as the result of having bid on the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (2) for which we acquired the related loan or lease at a time when default was not imminent or anticipated, and (3) with respect to which we made a proper election to treat the property as foreclosure property. The term “foreclosure property” includes any qualified health care property — generally, any real property and incidental personal property that is either (a) a health care facility or (b) necessary or incidental to the use of a health care facility — acquired by a REIT as the result of the termination of a lease of such property (other than a termination by reason of a default, or the imminence of a default, on the lease). Any gain from the sale of property for which a foreclosure property election has been made and remains in place generally will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. To the extent that we receive any income from foreclosure property that does not qualify for purposes of the 75% gross income test, we intend to make an election to treat the related property as foreclosure property if the election is available (which may not be the case with respect to any acquired “distressed loans”).
Like-Kind Exchanges
We have in the past disposed of properties in transactions intended to qualify as like-kind exchanges under the Internal Revenue Code, and may continue this practice in the future. Such like-kind exchanges are intended to result in the deferral of gain for U.S. federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could subject us to U.S. federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.
Taxable REIT Subsidiary-Related Penalty Tax
Any redetermined rents, redetermined deductions, excess interest or redetermined taxable REIT subsidiary service income we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished by one of our taxable REIT subsidiaries to any of our tenants, and redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Internal Revenue Code.
We believe that, in all instances in which our taxable REIT subsidiaries provide services to our tenants, the fees paid to such taxable REIT subsidiaries for such services are at arm’s-length rates, although the fees paid may not satisfy the safe harbor provisions referenced above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on the excess of an arm’s-length fee for tenant services over the amount actually paid.
Asset Tests
At the close of each calendar quarter of our taxable year, we also must satisfy the following tests relating to the nature and diversification of our assets.
First, at least 75% of the value of our total assets, including assets held by our qualified REIT subsidiaries and our allocable share of the assets held by the partnerships and other entities treated as partnerships for U.S. federal income tax purposes in which we own an interest, must be represented by real estate assets, cash, cash items, and government securities. For purposes of this test, the term “real estate assets” generally means real property (including interests in real property and interests in mortgages on real property) and shares (or transferable certificates of beneficial interest) in other REITs, as well as any stock or debt instrument attributable to the investment of the proceeds of a stock offering or a public debt offering with a term of at least five years, but only for the one-year period beginning on the date we receive such proceeds.
Second, not more than 25% of the value of our total assets may be represented by securities other than those securities includable in the 75% asset test.
Third, of the investments included in the 25% asset class and except for certain investments in other REITs, our qualified REIT subsidiaries and our taxable REIT subsidiaries, the value of any one issuer’s securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer, except, in the case of the 10% value test, securities satisfying the “straight debt” safe-harbor or securities issued by a partnership that itself would satisfy the 75% income test if it were a REIT. Certain types of securities are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Internal Revenue Code.
Fourth, not more than 20% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries.
Fifth, not more than 25% of our total assets may be represented by debt instruments issued by publicly offered REITs that are “nonqualified” debt instruments (i.e., not secured by real property or interests in real property).
We currently own some or all of the outstanding stock of several subsidiaries that have elected, together with us, to be treated as taxable REIT subsidiaries. So long as these subsidiaries qualify as taxable REIT subsidiaries, we will not be subject to the 5% asset test, the 10% voting securities limitation or the 10% value limitation with respect to our ownership of their securities. We may acquire securities in other taxable REIT subsidiaries in the future. We believe that the aggregate value of our taxable REIT subsidiaries has not exceeded and in the future will not exceed 20% of the aggregate value of our gross assets. With respect to each issuer in which we currently own an interest that does not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary, we believe that our ownership of the securities of any such issuer has complied and in the future will comply with the 5% value limitation, the 10% voting securities limitation and the 10% value limitation. No independent appraisals have been obtained to support these conclusions. In addition, there can be no assurance that the IRS will not disagree with our determinations of value. We may also own, and may continue to make, certain loans that do not constitute real estate assets but which we believe qualify under the “straight debt safe harbor” and therefore satisfy the 10% value limitation described above.
In addition, from time to time, we may acquire certain mezzanine loans secured by equity interests in pass-through entities that directly or indirectly own real property. Revenue Procedure 2003-65 (the “Revenue Procedure”) provides a safe harbor pursuant to which mezzanine loans meeting the requirements of the safe harbor will be treated by the IRS as real estate assets for purposes of the REIT asset tests. In addition, any interest derived from such mezzanine loans will be treated as qualifying mortgage interest for purposes of the 75% gross income test (described above).
Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. The mezzanine loans that we hold or acquire may not meet all of the requirements of the safe harbor. Accordingly, there can be no assurance that the IRS will not challenge the qualification of such assets as real estate assets or the interest generated by these loans as qualifying income under the 75% gross income test (described above).
The asset tests described above must be satisfied at the close of each calendar quarter of our taxable year. After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values unless we (directly or through our partnerships or limited liability companies) acquire securities in the applicable issuer, increase our ownership of securities of such issuer (including as a result of increasing our interest in a partnership or limited liability company which owns such securities), or acquire other assets. If we fail to satisfy an asset test because we acquire securities or other property during a quarter (including as a result of an increase in our interests in a partnership or limited liability company), we can cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. We believe that we have maintained and intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests. In addition, we intend to take such actions within 30 days after the close of any calendar quarter as may be required to cure any noncompliance.
Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30 day cure period. Under these provisions, we will be deemed to have met the 5% and 10% REIT asset tests if the value of our nonqualifying assets (i) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (ii) we dispose of the nonqualifying assets or otherwise satisfy such asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30 day cure period, by taking steps including (i) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets, and (iii) disclosing certain information to the IRS.
Although we believe that we have satisfied the asset tests described above and plan to take steps to ensure that we satisfy such tests for any quarter with respect to which retesting is to occur, there can be no assurance that we will always be successful or will not require a reduction in our overall interest in an issuer (including in a taxable REIT subsidiary). If we fail to cure any noncompliance with the asset tests in a timely manner and the relief provisions described above are not available, we would cease to qualify as a REIT. See “— Failure to Qualify” below.
Distribution Requirements
To maintain our qualification as a REIT, we are required to annually distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:
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90% of our “REIT taxable income”; and

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90% of our after tax net income, if any, from foreclosure property; minus

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the excess of the sum of specified items of our non-cash income over 5% of our “REIT taxable income” as described below.

For these purposes, our “REIT taxable income” is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income means income attributable to leveling of stepped rents, original issue discount on purchase money debt, cancellation of indebtedness, and any like-kind exchanges that are later determined to be taxable.
We generally must make dividend distributions in the taxable year to which they relate. Dividend distributions may be made in the following year in two circumstances. First, if we declare a dividend in October, November, or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year, such distributions are treated as both paid by us and received by each shareholder on December 31 of the year in which they are declared. Second, distributions may be made in the following year if they are declared before we timely file our tax return for the year and if made with or before the first regular dividend payment after such declaration. These distributions are taxable to our shareholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

For distributions to satisfy the annual distribution requirement for REITs, and to provide REITs with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares of stock within a particular class and (2) in accordance with the preferences among different classes of stock as set forth in the REIT’s organizational documents. This requirement does not apply to publicly offered REITs, including us, but may apply to our subsidiary REITs.
To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be required to pay tax on the undistributed amount at regular corporate tax rates. We believe we have made, and intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements and to minimize our corporate tax obligations. In certain circumstances we may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect for our shareholders to include their proportionate share of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our shareholders would then increase their adjusted basis of their stock by the difference between (1) the amounts of capital gain dividends that we designated and that they included in their taxable income, minus (2) the tax that we paid on their behalf with respect to that income.
We expect that our REIT taxable income will be less than our cash flow because of depreciation and other non-cash charges included in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. In addition, we may decide to retain our cash, rather than distribute it, in order to repay debt or for other reasons. If these timing differences occur, we may be required to borrow funds to pay cash dividends or we may be required to pay dividends in the form of taxable stock dividends in order to meet the distribution requirements.
In an acquisition of a C corporation in a transaction in which the basis of the corporation’s assets in our hands is determined by reference to the basis of the assets in the hands of the acquired corporation (a “Carry-Over Basis Transaction”), we may succeed to the tax liabilities and earnings and profits of the acquired C corporation. To qualify as a REIT, we must distribute any such earnings and profits by the close of the taxable year in which the transaction occurs. Any adjustments to the acquired corporation’s income for taxable years ending on or before the date of the transaction, including as a result of an examination of the corporation’s tax returns by the IRS, could affect the calculation of the corporation’s earnings and profits. If the IRS were to determine that we acquired earnings and profits from a corporation that we failed to distribute prior to the end of the taxable year in which the Carry-Over Basis Transaction occurred, we could avoid disqualification as a REIT by using “deficiency dividend” procedures. Under these procedures, we generally would be required to distribute any such earnings and profits to our stockholders within 90 days of the determination and pay a statutory interest charge at a specified rate to the IRS.
Under certain circumstances, we may be able to rectify an inadvertent failure to meet the distribution requirements for a year by paying “deficiency dividends” to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described below. However, we will be required to pay interest to the IRS based upon the amount of any deduction claimed for deficiency dividends.
Furthermore, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year or at least the sum of 85% of our ordinary income for such year, 95% of our capital gain net income for the year and any undistributed taxable income from prior periods. Any ordinary income and net capital gain on which this excise tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating such tax.
Failure to Qualify
Specified cure provisions are available to us in the event that we discover a violation of a provision of the Internal Revenue Code that would result in our failure to qualify as a REIT. Except with respect to violations of the REIT income tests and assets tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions of the Internal Revenue Code do not apply, we will be required to pay tax on our taxable income at regular corporate tax rates. Distributions to our stockholders in any year in which we fail to qualify as a REIT will not be deductible by us, and we will not be required to distribute any amounts to our stockholders. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a REIT, all distributions to our stockholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. In this event, subject to certain limitations under the Internal Revenue Code, corporate distributees may be eligible for the dividends-received deduction and individuals may be eligible for preferential tax rates on any qualified dividend income. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year in which we lost our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.
Taxation of Holders of Our Stock
The following summary describes certain of the U.S. federal income tax considerations of owning and disposing of our stock. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of U.S. federal income taxation that may be relevant to a holder in light of its particular circumstances and does not address any state, local or foreign tax consequences. We urge holders to consult their tax advisors to determine the impact of U.S. federal, state, local and foreign income tax laws on the acquisition, ownership, and disposition of shares of our stock, including any reporting requirements.
Taxable U.S. Stockholders Generally
If you are a “U.S. holder,” as defined below, this section or the section entitled “Tax-Exempt Stockholders” applies to you. Otherwise, the section entitled “non-U.S. Stockholders,” applies to you.
Definition of U.S. Holder
A “U.S. holder” is a beneficial holder of our capital stock or debt securities who is:
•
an individual citizen or resident of the United States;

•
a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

A “non-U.S. holder” is a beneficial holder of shares of our capital stock or debt securities who is not a U.S. holder.
Distributions Generally
Distributions out of our current or accumulated earnings and profits will be treated as dividends and, other than capital gain dividends and certain amounts that have previously been subject to corporate level tax, discussed below, will be taxable to taxable U.S. holders as ordinary income when received, except as described below. See “— Tax Rates” below. As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of U.S. holders that are corporations or, except to the extent provided in “— Tax Rates” below, the preferential rates on qualified dividend income applicable to non-corporate taxpayers. However, for taxable years beginning after December 31, 2017 and before January 1, 2026, stockholders that are individuals, trusts, or estates are generally entitled to deduct up to 20% of certain qualified business income, including “qualified REIT dividends” (generally, dividends received by a REIT shareholder that are not designated as capital gain dividends or qualified dividend income), subject to certain limitations. To qualify for this deduction with respect to a dividend on shares of our common stock, a shareholder must hold such shares for more than 45 days during the 91-day period beginning on the date which is 45 days before the date on which such shares become ex-dividend with respect to such dividend (taking into account certain rules that may reduce a shareholder’s holding period during any period in which the shareholder has diminished its risk of loss with respect to the shares). For purposes of determining whether distributions to holders of our stock are out of current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred stock and then to our outstanding common stock.
To the extent that we make distributions on our stock in excess of our current and accumulated earnings and profits, these distributions will be treated first as a return of capital to a U.S. holder which will not be subject to tax. This treatment will reduce the U.S. holder’s adjusted tax basis in its shares of our stock by the amount of the distribution, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. holder’s adjusted tax basis in its shares will be taxable as capital gain. Such gain will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and which are payable to a holder of record on a specified date in any of these months will be treated as both paid by us and received by the holder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year. U.S. holders may not include in their own income tax returns any of our net operating losses or capital losses.
Certain dividends partially paid in our common stock and partially paid in cash that comply with IRS guidance, will be taxable to recipient U.S. holders to the same extent as if paid in cash. See “Taxation of the Company — Annual Distribution Requirements” above.
Capital Gain Dividends
Dividends that we properly designate as capital gain dividends will be taxable to taxable U.S. holders as gains from the sale or disposition of a capital asset, to the extent that such gains do not exceed our actual net capital gain for the taxable year. These dividends may be taxable to non-corporate U.S. holders at preferential rates applicable to capital gains. U.S. holders that are corporations may, however, be required to treat up to 20% of some capital gain dividends as ordinary income. If we properly designate any portion of a dividend as a capital gain dividend then, except as otherwise required by law, we are required by the terms of our corporate charter to allocate a portion of the total capital gain dividends paid to holders of all classes of our stock for the year to the holders of our preferred stock in proportion to the amount that our total dividends, as determined for U.S. federal income tax purposes, paid to the holders of such stock for the year bears to the total dividends, as determined for U.S. federal income tax purposes, paid or made available to holders of all classes of our stock for the year.
Retention of Net Capital Gains
We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gains. If we make this election, we would pay tax on our retained net capital gains. In addition, to the extent we so elect, a U.S. holder generally would:
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include its pro rata share of our undistributed net capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includable;

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be deemed to have paid the capital gains tax imposed on us on the designated amounts included in the U.S. holder’s long-term capital gains;

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receive a credit or refund for the amount of tax deemed paid by it;

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increase the adjusted basis of its stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

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in the case of a U.S. holder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated by the IRS.

Dispositions of Our Stock
If a U.S. holder sells or disposes of shares of our stock to a person other than us, it will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and its adjusted basis in the shares for tax purposes. This gain or loss, except as provided below, will be long-term capital gain or loss if the U.S. holder has held the stock for more than one year at the time of such sale or disposition. If, however, a U.S. holder recognizes loss upon the sale or other disposition of our stock that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss, to the extent the U.S. holder received distributions from us that were required to be treated as long-term capital gains.
Tax-Exempt Stockholders
Dividend income from us and gain arising upon a sale of shares of our stock generally should not be unrelated business taxable income (“UBTI”) to a tax-exempt holder, except as described below. This income or gain will be UBTI, however, if a tax-exempt holder holds its shares as “debt-financed property” within the meaning of the Internal Revenue Code or if the shares are used in a trade or business of the tax-exempt holder. Generally, debt-financed property is property the acquisition or holding of which was financed through a borrowing by the tax-exempt holder.
For tax-exempt holders which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, or qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Internal Revenue Code, respectively, income from an investment in our shares will constitute UBTI unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.
Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” may be treated as UBTI as to certain trusts that hold more than 10%, by value, of the interests in the REIT. A REIT will not be a “pension-held REIT” if it is able to satisfy the “not closely held” requirement without relying on the “look-through” exception with respect to certain trusts or if such REIT is not “predominantly held” by “qualified trusts.” As a result of limitations on the transfer and ownership of stock contained in our charter, we do not expect to be classified as a “pension-held REIT,” and as a result, the tax treatment described in this paragraph should be inapplicable to our holders. However, because our stock is publicly traded, we cannot guarantee that this will always be the case.
Non-U.S. Stockholders
The following discussion addresses the rules governing U.S. federal income taxation of the ownership and disposition of our stock by non-U.S. holders.
Distributions Generally
Distributions (including certain stock dividends) that are neither attributable to gain from our sale or exchange of U.S. real property interests nor designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions will generally be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty unless the distributions are treated as effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business. Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. Certain certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exemption. Dividends that are treated as effectively connected with such a trade or business (and, in the case of certain income tax treaties, are attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the U.S.) will be subject to tax on a net basis at graduated rates, in the same manner as dividends paid to U.S. holders are subject to tax, and are generally not subject to withholding. Any such dividends received by a non-U.S. holder that is a corporation may also be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.
Distributions in excess of our current and accumulated earnings and profits will not be taxable to a non-U.S. holder to the extent that such distributions do not exceed the non-U.S. holder’s adjusted basis in our stock, but rather will reduce the non-U.S. holder’s adjusted basis of such common stock. To the extent that these distributions exceed a non-U.S. holder’s adjusted basis in our stock, they will give rise to gain from the sale or exchange of such stock. The tax treatment of this gain is described below.
For withholding purposes, we expect to treat all distributions as made out of our current or accumulated earnings and profits. As a result, except with respect to certain distributions attributable to the sale of U.S. real property interests described below, we expect to withhold U.S. income tax at the rate of 30% on any distributions made to a non-U.S. holder unless:
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a lower treaty rate applies and the non-U.S. holder files with us an IRS Form W-8BEN evidencing eligibility for that reduced treaty rate; or

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the non-U.S. holder files an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with the non-U.S. holder’s trade or business (and, in the case of certain income tax treaties, is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the U.S.).

However, amounts withheld should generally be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, provided that certain conditions are met.
Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of U.S. Real Property Interests
Distributions to a non-U.S. holder that we properly designate as capital gain dividends, other than those arising from the disposition of a U.S. real property interest, generally should not be subject to U.S. federal income taxation, unless:
•
the investment in our stock is treated as effectively connected with the non-U.S. holder’s U.S. trade or business (and, in the case of certain income tax treaties, is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the U.S.), in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a foreign corporation may also be subject to the 30% branch profits tax (unless reduced or eliminated by treaty), as discussed above; or

•
the non-U.S. holder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year and certain other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains.

Pursuant to the Foreign Investment in Real Property Tax Act, which is referred to as “FIRPTA,” distributions to a non-U.S. holder that are attributable to gain from our sale or exchange of U.S. real property interests (whether or not designated as capital gain dividends) will cause the non-U.S. holder to be treated as recognizing such gain as income effectively connected with a U.S. trade or business. Non-U.S. holders would generally be taxed at the same rates applicable to U.S. holders, subject to a special alternative minimum tax in the case of nonresident alien individuals (although the corporate alternative minimum tax has been repealed for taxable years beginning after December 31, 2017) and may be subject to a 30% branch profits tax (unless reduced or eliminated by treaty). We will also be required to withhold and to remit to the IRS 21% of any distribution to a non-U.S. holder that is designated as a capital gain dividend, or, if greater, 21% of a distribution to the non-U.S. holder that could have been designated as a capital gain dividend. The amount withheld is creditable against the non-U.S. holder’s U.S. federal income tax liability. However, any distribution with respect to any class of stock which is regularly traded on an established securities market located in the U.S. is not subject to FIRPTA, and therefore, not subject to the 21% U.S. withholding tax described above, if the non-U.S. holder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of the distribution. Instead, such distributions generally will be treated in the same manner as ordinary dividend distributions.

Retention of Net Capital Gains
Although the law is not clear on the matter, it appears that amounts we designate as retained capital gains in respect of the common stock held by U.S. holders generally should be treated with respect to non-U.S. holders in the same manner as actual distributions by us of capital gain dividends. Under this approach, a non-U.S. holder would be able to offset as a credit against its U.S. federal income tax liability resulting from its proportionate share of the tax paid by us on such retained capital gains, and to receive from the IRS a refund to the extent of the non-U.S. holder’s proportionate share of such tax paid by us exceeds its actual U.S. federal income tax liability.
Sale of Our Stock
Gain recognized by a non-U.S. holder upon the sale or exchange of our stock generally will not be subject to U.S. federal income taxation under FIRPTA unless such stock constitutes a U.S. real property interest. Our stock will not constitute a U.S. real property interest so long as we are a domestically-controlled qualified investment entity. As discussed above, a domestically-controlled qualified investment entity includes a REIT in which at all times during a specified testing period less than 50% in value of its stock is held directly or indirectly by non-U.S. holders. We believe, but cannot guarantee, that we have been a “domestically-controlled qualified investment entity.” Even if we have been a “domestically-controlled qualified investment entity,” because our capital stock is publicly traded, no assurance can be given that we will continue to be a “domestically-controlled qualified investment entity.”
Even if we do not qualify as a “domestically-controlled qualified investment entity” at the time a non-U.S. holder sells or exchanges our stock, gain arising from such a sale or exchange would not be subject to U.S. taxation under FIRPTA as a sale of a “U.S. real property interest” if:
(1)
our stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market such as the NYSE; and

(2)
such non-U.S. holder owned, actually and constructively, 10% or less of our stock throughout the five-year period ending on the date of the sale or exchange.

If gain on the sale or exchange of our stock were subject to U.S. taxation under FIRPTA, the non-U.S. holder would be subject to regular U.S. federal income tax with respect to such gain in the same manner as a taxable U.S. holder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if our stock is not then traded on an established securities market, the purchaser of the stock would be required to withhold and remit to the IRS 15% of the purchase price. If amounts withheld on a sale, redemption, repurchase, or exchange of our stock exceed the holder’s substantive tax liability resulting from such disposition, such excess may be refunded or credited against such non-U.S. holder’s U.S. federal income tax liability, provided that the required information is provided to the IRS on a timely basis. Amounts withheld on any such sale, exchange or other taxable disposition of our stock may not satisfy a non-U.S. holder’s entire tax liability under FIRPTA, and such non-U.S. holder remains liable for the timely payment of any remaining tax liability. In general, even if we are a domestically controlled qualified investment entity, upon disposition of our stock (subject to the 10% exception applicable to “regularly traded” stock described above), a non-U.S. holder may be treated as having gain from the sale or exchange of U.S. real property interest if the non-U.S. holder (1) disposes of our stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a U.S. real property interest and (2) acquires, enters into a contract or option to acquire, or is deemed to acquire other shares of our stock during the 61-day period beginning with the first day of the 30-day period described in clause (1).
Gain from the sale of our stock not otherwise subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. holder in two cases: (1) if the non-U.S. holder’s investment in our stock is effectively connected with a U.S. trade or business conducted by such non-U.S. holder (and, in the case of certain income tax treaties, the gain is attributable to a permanent establishment or fixed base in the U.S.), the non-U.S. holder will be subject to the same treatment as a U.S. holder with respect to such gain, or (2) if the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain. Non-U.S. holders should contact their tax advisors regarding the tax consequences of any sale, exchange, or other taxable disposition of our stock.
Estate Tax
If our stock is owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the United States at the time of such individual’s death, the stock will be includable in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to U.S. federal estate tax.
Non-U.S. Holders of Our Debt Securities
This section applies to you if you are a non-U.S. holder of the debt securities. The term “non-U.S. holder” means a beneficial owner of a debt security that is not a U.S. holder, as defined above.
Special rules may apply to certain non-U.S. holders such as “controlled foreign corporations” and “passive foreign investment companies.” Such entities are encouraged to consult their tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.
Payments of Interest
Interest paid to a non-U.S. holder will not be subject to U.S. federal income taxes or withholding tax if the interest is not effectively connected with the non-U.S. holder’s conduct of a trade or business within the U.S. (or, in the case of certain income tax treaties, is not attributable to a permanent establishment or fixed base within the U.S.), and the non-U.S. holder:
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does not actually or constructively own a 10% or greater interest in the total combined voting power of all classes of our voting stock;

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is not a controlled foreign corporation with respect to which we are a “related person” within the meaning of Section 864(d)(4) of the Internal Revenue Code;

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provides the appropriate certification as to the non-U.S. holder’s status and that no withholding is required pursuant to FATCA (discussed below). A non-U.S. holder can generally meet this certification requirement by providing a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E or appropriate substitute form to us or our paying agent. If the debt securities are held through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder may be required to provide appropriate documentation to the agent. The agent will then generally be required to provide appropriate certifications to us or our paying agent, either directly or through other intermediaries. Special certification rules apply to foreign partnerships, estates and trusts, and in certain circumstances certifications as to foreign status of partners, trust owners or beneficiaries may have to be provided to us or our paying agent.

If a non-U.S. holder does not qualify for an exemption under these rules, interest income from the debt securities may be subject to withholding tax at the rate of 30% (or lower applicable treaty rate) at the time such interest is paid. The payment of interest effectively connected with a U.S. trade or business, however, would not be subject to a 30% withholding tax so long as the non-U.S. holder provides us or our paying agent an adequate certification (currently on IRS Form W-8ECI). However, to the extent that such interest is effectively connected with the non-U.S. holder’s conduct of a trade or business (and, in the case of certain tax treaties, is attributable to a permanent establishment or fixed base within the United States), the non-U.S. holder will be subject to U.S. federal income tax on a net basis and, if it is a foreign corporation, may be subject to a 30% U.S. branch profits tax (or lower applicable treaty rate). To claim the benefit of a tax treaty, a non-U.S. holder must provide a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E before the payment of interest and a non-U.S. holder may be required to obtain a U.S. taxpayer identification number and provide documentary evidence issued by foreign governmental authorities to prove residence in the foreign country.
Sale, Exchange or Other Taxable Disposition of Debt Securities
Non-U.S. holders generally will not be subject to U.S. federal income tax upon a sale, exchange, redemption, retirement or other taxable disposition of a debt security, unless either of the following is true:

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the non-U.S. holder’s investment in the debt securities is effectively connected with the conduct of a U.S. trade or business and, in some instances if an income tax treaty applies, is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the U.S.; or

•
the non-U.S. holder is a nonresident alien individual holding the debt security as a capital asset, is present in the U.S. for 183 or more days in the taxable year within which the sale, redemption or other disposition takes place, and certain other requirements are met.

For non-U.S. holders described in the first bullet point above, the net gain derived from the retirement or disposition of the debt securities generally would be subject to U.S. federal income tax at the rates applicable to U.S. persons generally (or lower applicable treaty rate). In addition, foreign corporations may be subject to a 30% (or lower applicable treaty rate) branch profits tax if the investment in the debt security is effectively connected with the foreign corporation’s conduct of a U.S. trade or business. Non-U.S. holders described in the second bullet point above will be subject to a flat 30% U.S. federal income tax on the gain derived from the retirement or disposition of their debt securities, which may be offset by U.S. source capital losses, even though non-U.S. holders are not considered residents of the United States.
Other Tax Considerations
State, Local and Foreign Taxes
We may be required to pay tax in various state, local or foreign jurisdictions, including those in which we transact business, and holders of our securities may be required to pay tax in various state, local or foreign jurisdictions, including those in which they reside. Our state, local and foreign tax treatment may not conform to the U.S. federal income tax consequences discussed above. For example, certain states apply a built-in gains tax to the sale of assets acquired from a C corporation in a Carry-Over Basis Transaction, described above, during the ten-year period following such asset acquisition. In addition, a holder’s state, local and foreign tax treatment may not conform to the U.S. federal income tax consequences discussed above. Consequently, prospective investors should consult their tax advisors regarding the effect of state, local and foreign tax laws on an investment in our securities.
Legislative or Other Actions Affecting REITs
The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations.
Medicare 3.8% Tax on Investment Income
Certain U.S. holders who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax on dividends, interest and certain other investment income, including capital gains from the sale or other disposition of our common stock or debt securities. U.S. holders of our common stock or debt securities should consult their tax advisors regarding the possible applicability of this additional tax in their particular circumstances.
Foreign Account Tax Compliance Act
Under the Foreign Account Tax Compliance Act (“FATCA”), withholding at a rate of 30% will generally be required on dividends in respect of shares of our stock and payments of interest in respect of our debt securities held by or through certain foreign financial institutions (including investment funds), unless such institution (i) enters into an agreement with the U.S. Department of the Treasury to report, on an annual basis, information with respect to shares in, and accounts maintained by, the institution to the extent such shares or accounts are held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) complies with the terms of an intergovernmental agreement between the United States and an applicable foreign country. Accordingly, the entity through which our stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of shares of our stock and payments of interest in respect of our debt securities held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we or the applicable withholding agent will in turn provide to the Secretary of the Treasury. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations or other guidance, may modify these requirements. We will not pay any additional amounts to investors in respect of any amounts withheld. Non-U.S. investors are encouraged to consult their tax advisors regarding the possible implications of the legislation on their investment in our stock or debt securities.

PLAN OF DISTRIBUTION
We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:
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directly to one or more purchasers;

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through agents;

•
to or through underwriters, brokers or dealers; or

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through a combination of any of these methods.

A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:
•
the method of distribution including the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

•
the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

•
any delayed delivery arrangements;

•
any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•
any discounts or concessions allowed or reallowed or paid to dealers; and

•
any securities exchange or markets on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:
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at a fixed price or prices, which may be changed;

•
at market prices prevailing at the time of sale;

•
in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

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at prices related to the prevailing market prices; or

•
at negotiated prices.

General
Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, dealers, agents or remarketing firms and describe their commissions, fees or discounts in the applicable prospectus supplement or free writing prospectus, as the case may be.
Underwriters, Agents and Remarketing Firms
If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter.

The underwriters in any particular offering will be stated in the applicable prospectus supplement or free writing prospectus, as the case may be.
Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.
We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or free writing prospectus, as the case may be, will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.
In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.
Dealers
We may sell the offered securities to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. Dealers may then resell such securities to the public either at varying prices to be determined by the dealers or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.
Direct Sales
We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.
Institutional Purchasers
We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or free writing prospectus, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable.
We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.
Indemnification; Other Relationships
We may have agreements with underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Underwriters, dealers, agents and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. These transactions include commercial banking and investment banking transactions.

Market Making, Stabilization and Other Transactions
There is currently no market for any of the offered securities, other than our common stock, which is listed for trading on the NYSE. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intended to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of preferred stock, depositary shares, debt securities or warrants offered by this prospectus on any securities exchange; any such listing with respect to any particular preferred stock, depositary shares, debt securities or warrants will be described in an applicable prospectus supplement or free writing prospectus, as the case may be.
In connection with any offering of securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the underwriters may overallot in connection with an offering, creating a short position in the securities for their account. In addition, to cover overallotments or to stabilize the price of the securities, the underwriters may bid for, and purchase, securities in the open market. Finally, an underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. Any of these activities may cause the price of securities to be higher than it would be in the absence of the transactions. The underwriters are not required to engage in these activities and, if they commence these transactions, may discontinue any of these activities at any time.
Fees and Commissions
In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer shall be fair and reasonable.

VALIDITY OF SECURITIES
Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Ballard Spahr LLP, Baltimore, Maryland and/or Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.
EXPERTS
The consolidated financial statements, and the related financial statement schedules, incorporated in this Prospectus by reference from Healthpeak Properties, Inc.’s Annual Report on Form 10-K, and the effectiveness of Healthpeak Properties, Inc. and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

$1,500,000,000
Healthpeak Properties, Inc.
Common Stock
PROSPECTUS SUPPLEMENT
May 13, 2021
J.P. Morgan
Barclays
BofA Securities
Credit Agricole CIB
Credit Suisse
Goldman Sachs & Co. LLC
Mizuho Securities
Morgan Stanley
RBC Capital Markets
Scotiabank
Wells Fargo Securities